    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998

                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
                             ---------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       IRIDIUM WORLD COMMUNICATIONS LTD.
             (Exact name of Registrant as specified in its charter)

                          BERMUDA                                                     52-2025291
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

           CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON HM 11, BERMUDA
                                 (441) 295-5950
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                                  IRIDIUM LLC
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                    52-1984342
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                             IRIDIUM OPERATING LLC
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                    52-2066319
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                          IRIDIUM CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                          BERMUDA                                                     52-2048739
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                              IRIDIUM ROAMING LLC
             (Exact name of Registrant as specified in its charter)

                          BERMUDA                                                     52-2048734
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                                 IRIDIUM IP LLC
             (Exact name of Registrant as specified in its charter)

                          BERMUDA                                                     52-2048736
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                         IRIDIUM FACILITIES CORPORATION
             (Exact name of Registrant as specified in its charter)

                          BERMUDA                                                     52-2083969
                (State or other jurisdiction                                       (I.R.S. Employer
             of incorporation or organization)                                   Identification No.)

                 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------

                             F. THOMAS TUTTLE, ESQ.
IRIDIUM WORLD COMMUNICATIONS LTD., 1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                 (202) 408-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                with copies to:
                           EDWIN D. WILLIAMSON, ESQ.
                              SULLIVAN & CROMWELL
                         1701 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20006
                                 (202) 956-7500
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                       CALCULATION OF REGISTRATION FEE(1)

=================================================================================================
                                                               PROPOSED MAXIMUM     AMOUNT OF
             TITLE OF EACH CLASS OF SECURITIES                AGGREGATE OFFERING   REGISTRATION
                      TO BE REGISTERED                              PRICE              FEE
=================================================================================================
Subordinated Notes of Iridium Operating LLC and Iridium
  Capital Corporation
Shares of Class A Common Stock, par value $.01 per share, of
  Iridium World Communications Ltd.(2)......................     $25,000,000       $7,375.00(1)
-------------------------------------------------------------------------------------------------
Subsidiary Guarantees of Subordinated Notes(3)..............        --                  --
-------------------------------------------------------------------------------------------------
Class 1 Membership Interests of Iridium LLC(4)..............        --                  --
=================================================================================================

(1) Calculated pursuant to Rule 457(o).

(2) Also registered are such additional shares of Class A Common Stock as may be issuable in exchange for Subordinated Notes of Iridium Operating LLC and Iridium Capital Corporation.

(3) No separate consideration will be received for the Subsidiary Guarantees.

(4) Not offered separately. Registered for technical purposes.
                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1998

PROSPECTUS

[IRIDIUM LOGO]

IRIDIUM OPERATING LLC
IRIDIUM CAPITAL CORPORATION

                               Subordinated Notes

which may be guaranteed by
IRIDIUM ROAMING LLC
IRIDIUM IP LLC
IRIDIUM FACILITIES CORPORATION

--------------------------------------------------------------------------------

   We will provide specific terms of these securities in supplements to this prospectus.
 You should read this prospectus and any prospectus supplement carefully before you invest.

--------------------------------------------------------------------------------

          INVESTING IN THE SUBORDINATED NOTES INVOLVES CERTAIN RISKS.
                         SEE "RISK FACTORS" ON ANNEX A.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and related companies filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the Subordinated Notes described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000, less the dollar amount of any equity securities sold by one of our related companies. This prospectus provides you with a general description of the Subordinated Notes we may offer and any related guarantees. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION".

      To see more detail, you should read the exhibits filed with our registration statement.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we and our related companies sell all of the securities that we have registered.

-- Annual Report on Form 10-K for the year ended December 31, 1997;

-- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June
   30, 1998;

-- Current Report on Form 8-K, dated September 9, 1998.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address:

     Iridium Operating LLC
      1575 Eye Street, NW
      Washington, D.C. 20005
      Attention: F. Thomas Tuttle, Vice President, General Counsel and Secretary
      (202) 408-3800

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ABOUT IRIDIUM

THIS DISCUSSION FOCUSES ON IRIDIUM OPERATING LLC ("IRIDIUM"), OUR MAIN OPERATING COMPANY.

      IRIDIUM is developing and commercializing a global mobile wireless communications system.

      Iridium's communications system will enable its customers to send and receive telephone calls virtually anywhere in the world -- all with one phone, one phone number and one customer bill. Iridium's system will combine the convenience of traditional cellular phones with the global reach of Iridium's low earth orbit satellite constellation. Traditional cellular service is limited by the physical location of cellular service towers. Iridium, on the other hand, will be able to provide service virtually anywhere in the world. This is because its satellites will act as "towers in the sky", providing coverage in many areas where traditional cellular service is unavailable.

      Iridium's system has four components:

-- THE SPACE SEGMENT, which includes the satellites and the related control facilities;

-- THE GROUND STATIONS OR "GATEWAYS", which link the satellites to earth-based communications systems;

-- THE IRIDIUM CUSTOMER EQUIPMENT (including telephones and pagers), which provides mobile access to the satellite system and earth-based wireless systems; and

-- THE EARTH-BASED WIRELESS ROAMING INFRASTRUCTURE, which permits an Iridium customer to "roam" between Iridium's satellite system and many earth-based wireless systems -- even systems that "speak" different electronic languages -- as the customer travels from place to place.

      Iridium's satellite constellation was designed, assembled and delivered in orbit by Motorola, Inc. Motorola is a leading international provider of wireless communications systems, phones and pagers, semiconductors and other electronic equipment. Motorola is also the principal investor in our corporate parent, Iridium LLC. Other strategic investors include leading wireless communications service providers from around the world, as well as experienced satellite manufacturers and satellite launch providers.

      The Subordinated Notes will be co-issued by Iridium Capital Corporation, a wholly-owned subsidiary of Iridium. Iridium Capital has no assets and has no operations.

      The Subordinated Notes may be guaranteed by some of Iridium's other subsidiaries, including Iridium Roaming LLC ("Roaming"), Iridium IP LLC ("IP") and Iridium Facilities Corporation ("Facilities"). Roaming enters into roaming agreements with other wireless telecommunications providers on behalf of Iridium. IP holds the worldwide trademark registrations of Iridium. Facilities holds certain real property of Iridium.

SUMMARY FINANCIAL INFORMATION

      The data in the following table is a summary of certain information derived from Iridium's consolidated financial statements. KPMG Peat Marwick LLP, independent certified public accountants, audited those financial statements except where the word "unaudited" appears above a column. You should read this data together with the financial statements and management's discussion and analysis of Iridium's financial condition and results of operations, which are included in the documents referred to under "Where You Can Find More Information". You should not assume that Iridium's results of operations for the six months ended June 30, 1998 indicate what Iridium's results for all of 1998 will be like.

                                PERIOD
                               PRIOR TO
                            INITIAL CAPITAL
                             CONTRIBUTION                                  PERIODS FOLLOWING INITIAL
                                DATE(1)                                    CAPITAL CONTRIBUTION DATE
                            ---------------   -----------------------------------------------------------------------------------
                                                                                                            SIX MONTHS ENDED
                                                                                                                JUNE 30,
                             JAN. 1, 1993     JULY 29, 1993              YEAR ENDED DEC. 31             -------------------------
                                  TO                TO         --------------------------------------      1997          1998
                             JULY 28, 1993    DEC. 31, 1993     1994      1995      1996       1997     (UNAUDITED)   (UNAUDITED)
                            ---------------   --------------   -------   -------   -------   --------   -----------   -----------
                                                                   (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF
  LOSS DATA:
  Revenues(2).............      $   --            $   --       $    --   $    --   $    --   $     --    $     --      $     --
  Sales, general and
    administrative........       5,309             7,093        16,729    26,436    70,730    177,322      83,865       132,031
  Depreciation and
    amortization..........          --                48           832       751       674    119,124         603       225,649
  Interest income
    (expense), net........          --               390         4,252     5,226     2,395      3,045         614       (90,530)
  Provision for income
    taxes.................          --               173         1,525     1,684     4,589         --          --            --
                                ------            ------       -------   -------   -------   --------    --------      --------
  Net loss................      $5,309            $6,924       $14,834   $23,645   $73,598   $293,401    $ 83,854      $448,210
                                ======            ======       =======   =======   =======   ========    ========      ========
OTHER DATA:
  Deficiency in coverage
    of fixed charges
    (3)...................      $5,309            $6,751       $13,309   $21,961   $97,136   $449,248                  $594,288

                                                           DECEMBER 31,                            JUNE 30,
                                    -----------------------------------------------------------      1998
                                      1993       1994        1995         1996          1997      (UNAUDITED)
                                    --------   --------   ----------   ----------    ----------   -----------
                                                             (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.......  $ 23,496   $202,391   $   51,332   $    1,889    $    5,940   $   33,027
  Restricted cash.................        --         --           --           --       350,220(4)         --
  System under construction.......   275,000    646,000    1,448,000    2,376,884     1,625,054      576,175
  Property and equipment, net.....       320      1,522        1,264        2,065     1,526,326    2,796,288
         Total assets.............   299,886    851,809    1,505,383    2,434,081     3,642,587    3,528,015
  Long-term debt..................        --         --           --      735,904     1,537,590    1,701,119
         Total members' equity....  $294,308   $795,813   $1,404,610   $1,572,029    $1,631,537   $1,195,346

---------------
(1) These amounts reflect certain costs incurred by Motorola prior to July 29, 1993, which were reimbursed by Iridium.
(2) Iridium is a development stage company and accordingly has no revenue for the periods presented.
(3) The deficiency in the coverage of fixed charges equals Iridium's net loss plus any fixed charges not reflected in the net loss. "Fixed charges" consist of interest, all of which has been capitalized except in the six months ended June 30, 1998, and that portion of operating lease rental expense (deemed to be one-third of rental expense) representative of interest.
(4) Restricted cash consists of the first stage of borrowings under Iridium's Secured Bank Facility. The funds were restricted subject to Iridium meeting certain milestones. Iridium successfully met the conditions for use of the first stage of borrowings ($350 million) in January 1998, and such funds were released.

RISK FACTORS

      An investment in the Subordinated Notes involves a high degree of risk. You should carefully consider the risk factors set forth on Annex A to this prospectus before investing in Subordinated Notes.

USE OF PROCEEDS

      The net proceeds from the sale of the offered subordinated notes will be used for [general corporate purposes, including repayment of debt.]

DESCRIPTION OF THE SUBORDINATED NOTES

      The Subordinated Notes will be issued in one or more distinct series by Iridium and Iridium Capital. This section summarizes terms of the Subordinated Notes that are common to all series. Most of the financial terms and other specific terms of any series of Subordinated Notes that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific Subordinated Notes may differ from the general information we have provided below, you should rely on information in the prospectus supplement over different information below.

REFERENCES TO "ISSUERS" IN THE REMAINDER OF THIS DESCRIPTION MEAN IRIDIUM AND IRIDIUM CAPITAL, THE ISSUERS OF THE SUBORDINATED NOTES. REFERENCES TO THE "SUBSIDIARY GUARANTORS" MEAN THE SUBSIDIARIES OF IRIDIUM, IF ANY, THAT HAVE GUARANTEED THE SUBORDINATED NOTES, AND REFERENCES TO "US" OR "WE" MEAN THE ISSUERS AND ANY SUBSIDIARY GUARANTORS.

      The Subordinated Notes will be subordinated to the Senior Debt of the Issuers. Some of the Subordinated Notes may be guaranteed by Subsidiaries of Iridium, as discussed later under "Subsidiary Guarantees" on page 9. Any Subsidiary Guarantees will be subordinated to the Senior Debt of the Subsidiary Guarantor.

      As required by Federal law for all bonds and notes of companies that are publicly offered, the Subordinated Notes and any Subsidiary Guarantees are governed by a document called the "Indenture". The Indenture, the Subordinated Notes and any Subsidiary Guarantees are governed by New York law. (Section 112)

      The Indenture is a contract between us and a financial institution acting as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf, described later on page 16. Second, the Trustee performs certain administrative duties for us.

      The Indenture and associated documents contain the full legal text of the matters described in this section. The form of the Indenture is contained in the registration statement that we and our related companies have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the Indenture.

      Because this section is a summary, it does not describe every aspect of the Subordinated Notes and the Subsidiary Guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the Indenture. We describe the meaning for only the more important terms. We also include references in parentheses to certain Sections of the Indenture. Whenever we refer to particular Sections or defined terms of the Indenture in this Prospectus or in the Prospectus Supplement, such Sections or defined terms are incorporated by reference here or in the Prospectus Supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the Prospectus Supplement.

GENERAL

      The Subordinated Notes will be general, unsecured obligations of the Issuers. The Subordinated Notes will have a junior position to all Senior Debt of the Issuers. See "Subordination" on page 16 for more information on the terms of subordination and on Senior Debt.

      The prospectus supplement and a supplemental indenture relating to any series of Subordinated Notes being offered will include specific terms relating to the series of Subordinated Notes being offered. These terms will include some or all of the following:

-- The title and type of Subordinated Notes;

-- The total principal amount of the Subordinated Notes;

-- The percentage of the principal amount at which the Subordinated Notes will be issued and any payments due if the maturity of the Subordinated Notes is accelerated;

-- The date or dates on which the principal of the Subordinated Notes will be payable;

-- The interest rate which the Subordinated Notes will bear and the interest payment dates for the Subordinated Notes;

-- Any optional redemption provisions;

-- Any sinking fund or other provisions that would obligate the Issuers to repurchase or otherwise redeem the Subordinated Notes;

-- Any provisions granting special rights to holders when a specified event occurs;

-- Any changes to or additional Events of Defaults or covenants;

-- Whether the Subordinated Notes are guaranteed by any Subsidiaries of Iridium, and the terms of the Subsidiary Guarantees;

-- Any special tax implications of the Subordinated Notes, including provisions for Original Issue Discount Securities, if offered;

-- Any provisions that permit a Holder of Subordinated Notes to exchange or convert them into other securities of the Issuers or into securities of any other person;

-- The currency and currency unit of the Subordinated Notes; and

-- Any other terms of the Subordinated Notes.

      The Indenture will not limit the amount of Subordinated Notes that may be issued, except as described later under "Restrictive Covenants" on page 13.

LEGAL OWNERSHIP

GLOBAL SECURITIES

      Unless otherwise indicated in the prospectus supplement, the Subordinated Notes of a series will be issued only in the form of Global Securities. Global Securities will be registered in the name of a financial institution we select, and the Subordinated Notes included in the Global Securities may not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the Global Security is called the "Depositary". Any person wishing to own a Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary.

      Special Investor Considerations for Global Securities.   Our obligation,
as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered as Holders of Subordinated Notes. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

      An investor should be aware that because Subordinated Notes will be issued only in the form of Global Securities:

-- The investor cannot get Subordinated Notes registered in his or her own name.

-- The investor cannot receive physical certificates for his or her interest in the Subordinated Notes.

-- The investor must look to his or her own bank or broker for payments on the Subordinated Notes and protection of his or her legal rights relating to the Subordinated Notes.

-- The Investor may not be able to sell interests in the Subordinated Notes to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

-- The Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. We and the Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We and the Trustee also do not supervise the Depositary in any way.

-- Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds. This difference could have some effect on how Global Security interests trade, but we do not know what that effect will be.

      Special Situations When Global Security Will Be Terminated.   In a few
special situations described later, the Global Security will terminate and interests in it will be exchanged for physical certificates representing Subordinated Notes. After that exchange, the choice of whether to hold Subordinated Notes directly or indirectly through an account at its bank or broker will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in Subordinated Notes transferred to their own names, so that they will be direct Holders.

      The special situations for termination of a Global Security are:

-- When the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named).

-- When an Event of Default on the Subordinated Notes has occurred and has not been cured. (Defaults are discussed later under "Events of Default" on page 15.)

      The prospectus supplement may list situations for terminating a Global Security that would apply only to the particular series of Subordinated Notes covered by the prospectus supplement. When a Global Security terminates, the Depositary (and not we or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct Holders. (Sections 204 and 305)

IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT INDIRECT HOLDERS OF SUBORDINATED NOTES.

SUBSIDIARY GUARANTEES

      The Subordinated Notes of any particular series may be guaranteed by one or more Subsidiaries of Iridium (other than Iridium Capital, which is already an Issuer). Any Subsidiary that provides a Subsidiary Guarantee is referred to in this description as a "Guarantor Subsidiary". The prospectus supplement with respect to a series of Subordinated Notes will state whether that series is covered by any Subsidiary Guarantee and, if so, the name of the Guarantor Subsidiary.

      Any Subsidiary Guarantee will be a general, unsecured obligation of the Guarantor Subsidiary that has provided it. Any Subsidiary Guarantee will have a junior position to all Senior Debt of the Guarantor Subsidiary. See "Subordination" on page 16 for more information on the terms of subordination and on Senior Debt.

      The prospectus supplement and a supplemental indenture relating to any series of Subordinated Notes benefitting from a Subsidiary Guarantee will describe the terms of that Subsidiary Guarantee.

      You should note that if any Guarantor Subsidiary declares bankruptcy or otherwise becomes subject to a bankruptcy proceeding, a court could declare the Subsidiary Guarantee void, subordinate the Subsidiary Guarantee to other claims against the Guarantor Subsidiary, or determine that a Subsidiary Guarantee is unenforceable.

OVERVIEW OF REMAINDER OF THIS DESCRIPTION

      The remainder of this description summarizes:

-- ADDITIONAL MECHANICS relevant to the Subordinated Notes under normal circumstances, such as how you transfer ownership and payment details.

-- Your rights under several SPECIAL SITUATIONS, such as if the Issuers merge with another company or if the Issuers want to change a term of the Subordinated Notes.

-- Promises the Issuers make to you about how they will run their business, or business actions they promise not to take (known as "RESTRICTIVE COVENANTS");

-- Your rights if we DEFAULT or experience other financial difficulties.

ADDITIONAL MECHANICS

FORM, EXCHANGE AND TRANSFER

      The Subordinated Notes will be issued:

-- only in fully registered form

-- without interest coupons

-- in denominations that are even multiples of $1,000. (Section 302)

      You may have your Subordinated Notes broken into more Subordinated Notes of smaller denominations or combined into fewer Subordinated Notes of larger denominations, as long as the total principal amount is not changed. (Section
305) This is called an "exchange".

      You may exchange or transfer Subordinated Notes at the office of the Trustee. The Trustee will act as the Issuers' agent for registering Subordinated Notes in the names of Holders and transferring Subordinated Notes. The Issuers may change this appointment to another entity or perform it themselves. The entity performing the role of maintaining the list of registered Holders is called the "Registrar". It also will perform transfers. (Section 305)

      You will not be required to pay a service charge to transfer or exchange Subordinated Notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Registrar is satisfied with your proof of ownership.

      If the Issuers have designated additional transfer agents, they are named in the prospectus supplement. The Issuers may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

      If the Securities are redeemable and we redeem less than all of the Securities of a particular series, we may block the transfer or exchange of Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of Holders to prepare the mailing. We may also refuse to register transfers or exchanges of Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Security being partially redeemed. (Section 305)

      If the Subordinated Notes are redeemable, the prospectus supplement describes the procedure for redemption.

PAYMENT AND PAYING AGENTS

      The Issuers will pay interest applicable to you if you are a direct Holder listed in the Trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "Record Date" and is stated in the prospectus supplement. (Section 307) Holders buying and selling Subordinated Notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered Holder on the Record Date. The most common manner is to adjust the sales price of the Subordinated Notes to pro rate interest fairly between buyer and seller. This pro rated interest amount is called "accrued interest".

      The Issuers will deposit interest, principal and any other money due on the Subordinated Notes with the Paying Agent specified in the prospectus supplement. You must make arrangements to receive your payments.

INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

NOTICES

      The Issuers and the applicable Trustee will send notices regarding the Subordinated Notes only to direct Holders, using their addresses as listed in the Trustee's records. (Sections 101 and 106)

      All money paid by the Issuers to a Paying Agent that remains unclaimed at the end of two years after the amount is due to direct Holders will be repaid to them. After that two-year period, you may look only to the Issuers for payment and not to the Trustee, any other Paying Agent or anyone else. (Section 1003)

INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE NOTICES.

SPECIAL SITUATIONS

MERGERS AND SIMILAR EVENTS

      We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell substantially all our assets to another firm, or to buy substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

-- Where we merge out of existence or sell our assets, the other firm may not be organized under any foreign country's laws except Bermuda (that is, it must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law or under Bermuda law) and it must agree to be legally responsible for the Subordinated Notes or Subsidiary Guarantees, as applicable.

-- The merger, sale of assets or other transaction must not cause a default on the Subordinated Notes and we must not already be in default (unless the merger or other transaction would cure the default). In applying this no-default test, if in the merger or other transaction we become legally responsible for another firm's debt, then we must treat that debt as newly borrowed by us and must comply with any Restrictive Covenant limiting our ability to borrow. See "Covenants" on page 13 below for information on whether our ability to borrow may be limited. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described later on page 15 under "What is An Event of Default?" A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

-- We must deliver certain certificates and documents to the Trustee.

-- We must satisfy any other requirements specified in the prospectus supplement.

MODIFICATION AND WAIVER

      There are three types of changes we can make to the Indenture, the Subordinated Notes and any Subsidiary Guarantees.

      Changes Requiring Your Approval. First, there are changes that cannot be made to your Subordinated Notes without your specific approval. Following is a list of those types of changes:

-- change the Stated Maturity of the principal or interest on a Security;

-- reduce any amounts due on a Security;

-- reduce the amount of principal payable upon acceleration of the Maturity of a Security following a default;

-- change the place or currency of payment on a Security;

-- impair your right to sue for payment;

-- modify the subordination provisions in a manner that is adverse to you;

-- reduce the percentage of Holders of Subordinated Notes whose consent is needed to modify or amend the Indenture;

-- reduce the percentage of Holders of Subordinated Notes whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

-- modify any other aspect of the provisions dealing with modification and waiver of the Indenture; and

-- modify any Subsidiary Guarantees in any manner adverse to the Holders.
   (Section 902)

      Changes Requiring a Majority Vote. The second type of change to the Indenture and the Subordinated Notes is the kind that requires a vote in favor by Holders of Subordinated Notes owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect Holders of the Subordinated Notes. The same vote would be required for us to obtain a waiver of all or part of the Restrictive Covenants described on page 13, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Subordinated Notes listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

      Changes Not Requiring Approval. The third type of change does not require any vote by Holders of Subordinated Notes. This type is limited to clarifications and certain other changes that would not adversely affect Holders of the Subordinated Notes.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a Security:

-- For Original Issue Discount Securities, we will use the principal amount that would be due and payable on the voting date if the Maturity of the Subordinated Notes were accelerated to that date because of a default.

-- For Subordinated Notes whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that Security described in the prospectus supplement.

-- For Subordinated Notes denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

      Subordinated Notes will not be considered Outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Subordinated Notes will also not be eligible to vote if they have been fully defeased as described later under "Full Defeasance". (Section 101)

      The Issuers will generally be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Subordinated Notes that are entitled to vote or take other action under the Indenture. If the Issuers set a record date for a vote or other action to be taken by Holders of a particular series, that vote or action may be taken only by persons who are Holders of Outstanding Subordinated Notes of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. The Issuers may shorten or lengthen this period from time to time. (Section 104)

INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE SUBORDINATED NOTES OR REQUEST A WAIVER.

RESTRICTIVE COVENANTS

COVENANTS

      We may be subject to restrictions on certain of our activities, including, among other things:

-- limitations on borrowings;

-- limitations on making dividends and distributions;

-- limitations on certain investments; and

-- limitations on certain transactions with affiliates.

      The covenants for each series of Subordinated Notes are described in the prospectus supplement for that series.

DEFEASANCE

      The following discussion of full defeasance and covenant defeasance will be applicable to your series of Subordinated Notes only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 1301)

      Full Defeasance.   If there is a change in federal tax law, as described
below, we can legally release ourselves from any payment or other obligations on the Subordinated Notes and Subsidiary Guarantees (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

-- The Issuers must deposit in trust for your benefit and the benefit of all other direct Holders of the Subordinated Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Subordinated Notes on their various due dates.

-- The Issuers must deliver to the Trustee a legal opinion of their counsel confirming that there has been a change in current federal tax law or an IRS ruling that lets the Issuers make the above deposit without causing you to be taxed on the Subordinated Notes any differently than if the Issuers did not make the deposit and just repaid the Subordinated Notes themselves. (Sections 1302 and 1304) (Under current federal tax law, the deposit and the Issuers' legal release from the Subordinated Notes would be treated as though they took back your Subordinated Notes and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the Subordinated Notes you give back to the Issuers.)

If the Issuers ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Subordinated Notes and Subsidiary Guarantees. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if they ever become bankrupt or insolvent. You would also be released from the subordination provisions on the Subordinated Notes described later under "Subordination" on page 16.

      Covenant Defeasance.   Under current federal tax law, the Issuers can make
the same type of deposit described above and be released from some of the restrictive covenants in the Subordinated Notes. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and debt securities set aside in trust to repay the Subordinated Notes. You also would be released from the subordination provisions on the Subordinated Notes described later under "Subordination" on page 16. In order to achieve covenant defeasance, we must do the following:

-- The Issuers must deposit in trust for your benefit and the benefit of all other direct Holders of the Subordinated Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Subordinated Notes on their various due dates.

-- The Issuers must deliver to the Trustee a legal opinion of their counsel confirming that under current federal income tax law the Issuers may make the above deposit without causing you to be taxed on the Subordinated Notes any differently than if they did not make the deposit and just repaid the Subordinated Notes themselves.

      If we accomplish covenant defeasance, the subordination provisions described later under "Subordination" on page 16, certain restrictive covenant provisions of the Indenture and certain Events of Default would no longer apply. The prospectus supplement will list the most important covenants released and Events of Default which are made inapplicable.

      If we accomplish covenant defeasance, you can still look to the Issuers for repayment of the Subordinated Notes, and to the Guarantor Subsidiaries for payment under any Subsidiary Guarantees, if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Subordinated Notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

DEFAULT AND RELATED MATTERS

RANKING

      Neither the Subordinated Notes nor the Subsidiary Guarantees are secured by any of our property or assets. Accordingly, your ownership of Subordinated Notes and Subsidiary Guarantees means you are one of our unsecured creditors. The Subordinated Notes and Subsidiary Guarantees are subordinated to some of our existing and future debt and other liabilities. See "Subordination" on page 16 for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

EVENTS OF DEFAULT

      You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

      What Is An Event of Default?   The term "Event of Default" means any of
the following:

-- We do not pay the principal or any premium on a Security on its due date.

-- We do not pay interest on a Security within 30 days of its due date.

-- We do not deposit any sinking fund payment on its due date.

-- We remain in breach of a Restrictive Covenant for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of Subordinated Notes of the affected series.

-- Other debt of ours totaling $[10.0] million or more defaults, our obligation to repay it is accelerated by our lenders, and this repayment obligation remains accelerated for 10 days after we receive a notice of default as described in previous paragraph.

-- Any Issuer or a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

-- Any other Event of Default described in the prospectus supplement occurs.
   (Section 501)

      An Event of Default for a particular series of Subordinated Notes does not necessarily constitute an Event of Default for any other series of Subordinated Notes issued under an Indenture. The Trustee may withhold notice to the holders of Subordinated Notes of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

      Remedies If an Event of Default Occurs.   If an Event of Default has
occurred and has not been cured, the Trustee or the Holders of 25% in principal amount of the Subordinated Notes of the affected series may declare the entire principal amount of all the Subordinated Notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Subordinated Notes of that series will be automatically accelerated, without any action by the Trustee or any Holder. A declaration of acceleration of maturity may be canceled by the Holders of at least a majority in principal amount of the Subordinated Notes of the affected series. (Section 402)

      Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 603) If reasonable indemnity is provided, the Holders of a majority in principal amount of the Outstanding Subordinated Notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances.

      Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Subordinated Notes or any Subsidiary Guarantee, the following must occur:

-- You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

-- The Holders of 25% in principal amount of all outstanding Subordinated Notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

-- The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

-- The Holders of a majority in principal amount of the Subordinated Notes must not have given the Trustee a direction inconsistent with the above notice.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your Subordinated Notes on or after the due date. (Section 508)

INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

      Iridium will furnish to the Trustee every year a written statement of certain of its officers certifying that to their knowledge the Issuers and any Guarantor Subsidiaries are in compliance with the Indenture and the Subordinated Notes, or else specifying any default. (Section 1004)

SUBORDINATION

      The Subordinated Notes and any Subsidiary Guarantees are subordinated securities. As a result, the payment of principal, any premium and interest on the Subordinated Notes, and any related payment under a Subsidiary Guarantee, is subordinated in right of payment to the prior payment in full of all of our Senior Debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all of our Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Debt before you and the other direct Holders of Subordinated Notes will be entitled to receive any amounts on the Subordinated Notes. These circumstances include:

-- We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshaling of our assets for the benefit of our creditors.

-- We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

-- The maturity of the Subordinated Notes is accelerated. For example, the entire principal amount of a series of Subordinated Notes may be declared to be due and immediately payable or may be automatically accelerated due to an Event of Default as described under "Events of Default" on page 15.

      In addition, we are not permitted to make payments of principal, any premium or interest on the Subordinated Notes (or any related payment under a Subsidiary Guarantee) if we default on our obligation to make payments on Senior Debt and do not cure such default, or if an event of default that permits the holders of Senior Debt to accelerate the maturity of the Senior Debt occurs.

      These subordination provisions mean that if we are insolvent a holder of our Senior Debt may ultimately receive out of our assets more than a Holder of the same amount of our the Subordinated Notes; and a creditor of ours that is owed a specific amount, but who owns neither our Senior Debt nor the Subordinated Notes, may ultimately receive more than a holder of the same amount of Subordinated Notes.

      "Senior Debt" of any Person means the principal, any premium and interest on, and other amounts due with respect to, all of indebtedness of that Person (including indebtedness of others that the Person guarantees), whether such indebtedness exists now or is created, incurred or assumed after the date of this prospectus, that is for money we borrow or is evidenced by a note or similar instrument given when the Person acquired any business, property or assets, or that the Person owe as a lessee under leases that generally accepted accounting principles require the Person to capitalize on its balance sheet, or leases made as part of any sale and leaseback transaction the Person engages in. Senior Debt also includes any amendment, renewal replacement, extension, modification and refunding of any indebtedness that itself was Senior Debt. Senior Debt does not include Iridium is 14 1/2% Senior Subordinated Notes due 2006 or any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the Subordinated Notes. Senior Debt does not include the Subordinated Notes.

      At             , 1998, we owed a total of $         of Senior Debt,
without counting any accrued interest on that Senior Debt. The Indenture does not limit the amount of Senior Debt we are permitted to have and we may in the future incur additional Senior Debt.

NO LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      No director, officer, employee, incorporator or member of Iridium or Iridium Capital, as such, will have any liability for any obligations of the Issuers or any Guarantor Subsidiary under the Subordinated Notes, any Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Subordinated Note, by accepting the Subordinated Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes. The waiver will not constitute a waiver of liabilities under the federal securities laws if it is the view of the Securities and Exchange Commission that such a waiver would be against public policy.

PLAN OF DISTRIBUTION

      We may sell the Subordinated Notes (a) through agents; (b) to or through underwriters; or (c) directly to other purchasers. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

      We (directly or through agents) may sell, and the underwriters may resell, the Subordinated Notes in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      In connection with the sale of Subordinated Notes, the underwriters or agents may receive compensation from us or from purchasers of the Subordinated Notes for whom they may act as agents. The underwriters may sell Subordinated Notes to or through dealers, who may also receive compensation from purchasers of the Subordinated Notes for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Subordinated Notes may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the Subordinated Notes by them may be treated as underwriting discounts and commissions under the Act.

      We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

VALIDITY OF THE SUBORDINATED NOTES

      Sullivan & Cromwell, our counsel, will give a legal opinion regarding the validity of the Subordinated Notes and any Subsidiary Guarantees.

EXPERTS

      The consolidated financial statements of Iridium as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and for the period June 14, 1991 (Inception) through December 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

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------------------------------------------------------

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in
this Prospectus is current as of             , 1998.

                   ------------------------------------------

                               TABLE OF CONTENTS
                   ------------------------------------------

                                Page
                                ----
About This Prospectus.........    2
Where You Can Find More
   Information................    2
About Iridium.................    3
Summary Financial
   Information................    4
Risk Factors..................    6
Use of Proceeds...............    6
Description of the Debt
   Securities.................    6
Plan of Distribution..........   18
Validity of the Subordinated
   Notes......................   18
Experts.......................   18

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Iridium Operating LLC
Iridium Capital Corporation

Which may be guaranteed by
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

                               Subordinated Notes

                   ------------------------------------------

                                   PROSPECTUS
                   ------------------------------------------
                                                 , 1998
------------------------------------------------------
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

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1998

PROSPECTUS

IRIDIUM LOGO

IRIDIUM WORLD COMMUNICATIONS LTD.

                              Class A Common Stock

                               Our Class A Common
                             Stock is listed on the
                             Nasdaq National Market
                           under the symbol "IRIDF".

--------------------------------------------------------------------------------

 We will provide specific terms for the sale of these securities in supplements to this prospectus.
 You should read this prospectus and any prospectus supplement carefully before you invest.

--------------------------------------------------------------------------------

         INVESTING IN THE CLASS A COMMON STOCK INVOLVES CERTAIN RISKS.
                         SEE "RISK FACTORS" ON ANNEX A.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we and related companies filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell Class A Common Stock in one or more offerings up to a total dollar amount of $25,000,000, less the dollar amount of any subordinated notes sold by one of our related companies. Each time we sell Class A Common Stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION".

      To see more detail, you should read the exhibits filed with our registration statement.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we and our related companies sell all of the securities that we have registered.

-- Annual Report on Form 10-K for the year ended December 31, 1997;

-- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June
   30, 1998;

-- Current Report on Form 8-K, dated September 9, 1998.

-- The description of the Class A Common Stock incorporated by reference in our Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address:

      Iridium World Communications Ltd.
      1575 Eye Street, NW
      Washington, D.C. 20005
      Attention: F. Thomas Tuttle,
         Assistant Secretary
      (202) 408-3800

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of Class A Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ABOUT IRIDIUM

      Iridium World Communications Ltd., or "IWCL", is a publicly traded company which holds approximately 8.62% of the membership interests in Iridium LLC. IWCL has no other business or assets. Iridium LLC is developing and commercializing a global wireless communications system through its wholly-owned subsidiary, Iridium Operating LLC.

THIS DISCUSSION FOCUSES ON IRIDIUM OPERATING LLC ("IRIDIUM"), OUR MAIN OPERATING COMPANY.

      IRIDIUM's communications system will enable its customers to send and receive telephone calls virtually anywhere in the world -- all with one phone, one phone number and one customer bill. Iridium's system will combine the convenience of traditional cellular phones with the global reach of Iridium's low earth orbit satellite constellation. Traditional cellular service is limited by the physical location of cellular service towers. Iridium, on the other hand, will be able to provide service virtually anywhere in the world. This is because its satellites will act as "towers in the sky", providing coverage in many areas where traditional cellular service is unavailable.

      Iridium's system has four components:

-- THE SPACE SEGMENT, which includes the satellites and the related control facilities;

-- THE GROUND STATIONS OR "GATEWAYS", which link the satellites to earth-based communications systems;

-- THE IRIDIUM CUSTOMER EQUIPMENT (including telephones and pagers), which provides mobile access to the satellite system and earth-based wireless systems; and

-- THE EARTH-BASED WIRELESS ROAMING INFRASTRUCTURE, which permits an Iridium customer to "roam" between Iridium's satellite system and many earth-based wireless systems -- even systems that "speak" different electronic languages -- as the customer travels from place to place.

      Iridium's satellite constellation was designed, assembled and delivered in orbit by Motorola, Inc. Motorola is a leading international provider of wireless communications systems, phones and pagers, semiconductors and other electronic equipment. Motorola is also the principal investor in Iridium LLC. Other strategic investors include leading wireless communications service providers from around the world, as well as experienced satellite manufacturers and satellite launch providers.

SUMMARY FINANCIAL INFORMATION

      The data in the following table is a summary of certain information derived from Iridium LLC's consolidated financial statements. KPMG Peat Marwick LLP, independent certified public accountants, audited those financial statements except where the word "unaudited" appears above a column. You should read this data together with the financial statements and management's discussion and analysis of Iridium LLC's financial condition and results of operations, which are included in the documents referred to under "Where You Can Find More Information". You should not assume that Iridium LLC's results of operations for the six months ended June 30, 1998 indicate what Iridium LLC's results for all of 1998 will be like. IWCL's results of operations consist only of its proportionate share of Iridium LLC's loss, and its only asset is its proportionate share of Iridium LLC's total members' equity. IWCL has no liabilities.

                                 PERIOD
                                PRIOR TO
                             INITIAL CAPITAL
                              CONTRIBUTION                                         PERIODS FOLLOWING INITIAL
                                 DATE(1)                                           CAPITAL CONTRIBUTION DATE
                             ---------------                   ------------------------------------------------------------------
                                                                                                            SIX MONTHS ENDED
                                                                                                                JUNE 30,
                              JAN. 1, 1993     JULY 29, 1993             YEAR ENDED DEC. 31             -------------------------
                                   TO               TO         --------------------------------------      1997          1998
                              JULY 28, 1993    DEC. 31, 1993    1994      1995      1996       1997     (UNAUDITED)   (UNAUDITED)
                             ---------------   -------------   -------   -------   -------   --------   -----------   -----------
CONSOLIDATED STATEMENT OF
  LOSS DATA:
  Revenues (2).............      $   --           $   --       $    --   $    --   $    --   $     --     $    --      $     --
  Sales, general and
    administrative.........       5,309            7,093        16,729    26,436    70,730    177,474      83,865       132,162
  Depreciation and
    amortization...........          --               48           832       751       674    119,124         603       225,649
  Interest income
    (expense), net.........          --              390         4,252     5,226     2,395      3,045         614       (90,530)
  Provision for income
    taxes..................          --              173         1,525     1,684     4,589         --          --            --
                                 ------           ------       -------   -------   -------   --------     -------      --------
  Net loss.................      $5,309           $6,924       $14,834   $23,645   $73,598   $293,553     $83,854      $448,341
                                 ======           ======       =======   =======   =======   ========     =======      ========
  Net loss per Class 1
    Interest...............      $   --           $  .43       $   .38   $   .27   $   .64   $   2.25         .71          3.19
                                 ======           ======       =======   =======   =======   ========     =======      ========

                                                          DECEMBER 31,                             JUNE 30,
                                   ----------------------------------------------------------        1998
                                     1993       1994        1995         1996         1997        (UNAUDITED)
                                   --------   --------   ----------   ----------   ----------     -----------
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents......  $ 23,496   $202,391   $   51,332   $    1,889   $    9,040     $   33,027
  Restricted cash................        --         --           --           --      350,220(3)          --
  System under construction......   275,000    646,000    1,448,000    2,376,884    1,625,054        576,175
  Property and equipment, net....       320      1,522        1,264        2,065    1,526,326      2,796,288
         Total assets............   299,886    851,809    1,505,383    2,434,081    3,645,687      3,528,563
  Long-term debt.................        --         --           --      735,904    1,537,590      1,701,119
         Total members' equity...  $294,308   $795,813   $1,404,610   $1,572,029   $1,634,637     $1,195,894

---------------
(1) These amounts reflect certain costs incurred by Motorola prior to July 29, 1993, which were reimbursed by Iridium.

(2) Iridium is a development stage company and accordingly has no revenue for the periods presented.

(3) Restricted cash consists of the first stage of borrowings under Iridium's Secured Bank Facility. The funds were restricted subject to Iridium meeting certain milestones. Iridium successfully met the conditions for use of the first stage of borrowings ($350 million) in January 1998, and such funds were released.

RISK FACTORS

      An investment in the Class A Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth on Annex A to this prospectus before investing in the Class A Common Stock.

USE OF PROCEEDS

      The net proceeds from the sale of the Class A Common Stock will be used to purchase Class 1 Membership Interests from Iridium LLC. Iridium LLC will use the net proceeds it receives for [general corporate purposes, including repayment of debt.]

PLAN OF DISTRIBUTION

      We may sell shares of Class A Common Stock (a) through agents; (b) to or through underwriters; or (c) directly to other purchasers. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

      We (directly or through agents) may sell, and the underwriters may resell, the shares of Class A Common Stock in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

      In connection with the sale of shares of Class A Common Stock , the underwriters or agents may receive compensation from us or from purchasers of the shares for whom they may act as agents. The underwriters may sell shares of Class A Common Stock to or through dealers, who may also receive compensation from purchasers of the shares for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of shares of Class A Common Stock may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of shares of Class A Common Stock by them may be treated as underwriting discounts and commissions under the Act.

      We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

VALIDITY OF THE CLASS A COMMON STOCK

      Conyers Dill & Pearman, our Bermuda counsel, will give a legal opinion regarding the validity of the Class A Common Stock.

EXPERTS

      The financial statements of IWCL as of December 31, 1997 and 1996, and for the year ended December 31, 1997, and for the period December 12, 1996 (Inception) through December 31, 1996, and the consolidated financial statements of Iridium LLC as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and for the period June 14, 1991 (Inception) through December 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

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------------------------------------------------------

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this
Prospectus is current as of             , 1998.

                   ------------------------------------------

                               TABLE OF CONTENTS
                   ------------------------------------------

                                Page
                                ----
About This Prospectus.........    2
Where You Can Find More
   Information................    2
About Iridium.................    3
Summary Financial
   Information................    4
Risk Factors..................    5
Use of Proceeds...............    5
Plan of Distribution..........    5
Validity of the Class A Common
   Stock......................    5
Experts.......................    5

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                                 Iridium World
                              Communications Ltd.

                              Class A Common Stock

                   ------------------------------------------
                                   PROSPECTUS
                   ------------------------------------------
                                                 , 1998

------------------------------------------------------
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

                                                                         ANNEX A

                [IRIDIUM STRUCTURE CHART DESCRIBING ENTITIES]

                                  RISK FACTORS

Iridium Operating LLC ("Iridium") is the owner and operator of the Iridium System. Iridium LLC is the sole member of Iridium and its ownership of Iridium constitutes substantially all of its business. The members of Iridium LLC are Iridium World Communications Ltd. ("IWCL") and nineteen strategic investors. IWCL is a publicly-traded company that has no business other than acting as a member of Iridium LLC.

Iridium Capital Corporation ("Capital") is a subsidiary of Iridium that has no business other than being a co-issuer or guarantor of Iridium's debt securities and borrowings. Iridium Facilities Corporation is a subsidiary of Iridium that owns certain command and control facilities for the Iridium System. Iridium Roaming LLC is a subsidiary of Iridium that enters into roaming agreements with Iridium's roaming partners and service provider. Iridium IP LLC is a subsidiary of Iridium that owns certain of Iridium's intellectual property. Each of Iridium Facilities, Iridium Roaming and Iridium IP is a guarantor of certain of Iridium's outstanding debt securities and borrowings and are collectively referred to as the "Guarantor Subsidiaries".

Iridium and Capital will be the issuers of the subordinated notes (the "Subordinated Notes") offered hereby. The Class A Common Stock of IWCL (the "Class A Common Stock") will be issued by IWCL. IWCL will use the proceeds received from the issuance of Class A Common Stock to purchase additional equity interests in Iridium LLC. When we use the words "Note Issuers", we mean Iridium and Capital. When the words "we", "us" or similar words appear in this document they mean the Note Issuers, the Guarantor Subsidiary, IWCL, and Iridium LLC, together.

An investment in Subordinated Notes or in Class A Common Stock involves a number of risks, some of which could be substantial and are inherent in Iridium's business. An investor should carefully consider the following information about risks in Iridium's business and the risks associated with the Subordinated Notes and the Class A Common Stock before investing in any of them.

                                      RISKS OF IRIDIUM'S BUSINESS
RISK OF ERROR IN FORWARD LOOKING      Iridium is a development stage company with no operating
STATEMENTS                            history. All statements contained in, or incorporated by
  Many of the statements in this      reference into, this Annex and the attached prospectus that
  prospectus (including this          are not clearly historical in nature are forward looking.
  Annex) are forward looking and      Examples of those forward looking statements include the
  actual results may be materially    statements concerning Iridium's:
  different from those expressed or   - operations;
  implied by these statements.        - prospects;
                                      - markets;
  The forward looking statements      - technical capabilities;
  are based on a number of            - funding needs;
  assumptions and one or more of      - financing sources;
  these assumptions is likely to be   - expected revenues;
  incorrect. In particular, you       - regulatory activities (including its ability to obtain the
  should recognize that statements      right to operate virtually anywhere in the world);
  about the following topics are      - pricing,
  forward looking:                    - commercial operations schedule;
  - Iridium's estimate of the last    - expected characteristics of competing systems;
    year in which it projects a       - expected actions of third parties such as equipment
    negative cash flow;                 suppliers, gateway operators, service providers and roaming
  - Iridium's estimates of the          partners.
    amount of its funding needs;      These forward looking statements are inherently predictive
  - Iridium's expectations about      and speculative and we cannot assure you that any of such
    its ability to obtain             statements will prove to be correct. Actual results and
    additional financing;             developments may be materially different from those
  - Iridium's expectations about      expressed or implied by these statements. You should
    when it will earn revenues        carefully review the other risk factors set forth in this
    from commercial operations; and   Annex, the prospectus and any prospectus supplement for a
  - Iridium's expectations about      discussion of various of the factors which could result in
    how much revenue it will earn     any forward looking statement proving to be inaccurate.
    from commercial operations.
                                      In particular, you should recognize that forward looking
                                      statements are based on a number of assumptions. One or more of these assumptions is likely to be incorrect. These
                                      estimates assume commercial operations commence as of
                                      specific dates and assume among other things, that:
                                      - Iridium's estimates regarding its commercial operations
                                        schedule and revenues from operations are correct;
                                      - the Iridium System will provide service acceptable to the market and will meet all systems specifications set forth in its development contracts and will have service
                                        characteristics at least as favorable as those expected by
                                        Iridium;
                                      - there will be no increased costs resulting from excusable delays under Iridium's development contracts;
                                      - Motorola and Kyocera will develop, manufacture and sell a sufficient number of portable, hand-held phones and pagers for use with the Iridium System on a timely basis, and
                                        Iridium will not incur any significant expenses as a
                                        result of any need to place any orders for or subsidize
                                        the sale of any Iridium phones and pagers;
                                      - a sufficient number of gateways will be fully tested and operational in

                                        time to support Iridium's services;
                                      - Iridium's satellite navigation and communications software and its business support systems software will be developed and integrated into Iridium's operations on a timely
                                        basis;
                                      - Iridium will contract with a sufficient number of service providers and roaming partners to ensure effective marketing of its services;
                                      - the operation of the Iridium System will not be delayed by the need to put replacement satellites in orbit and Iridium will not be required to bear the costs of satellite
                                        replacement;
                                      - there will be no material change in legislation or
                                        regulations or the administration thereof that will have an adverse effect on the business of Iridium;
                                      - there will be no material adverse changes in any of
                                        Iridium's existing material contracts;
                                      - Iridium, its gateways, its service providers and other
                                        companies doing business with Iridium will obtain timely
                                        regulatory approvals to provide services in sufficient
                                        countries to enable Iridium to carry out its business
                                        plan;
                                      - the capacity of the Iridium System, as affected by, among other things, spectrum allocation and customer usage
                                        patterns, will be sufficient to meet Iridium's business
                                        plan; and
                                      - there will be a sufficient number of customers and usage of the Iridium System to produce the revenue anticipated by
                                        Iridium after the commencement of commercial operations,
                                        including the period from the expected commencement of
                                        commercial operations.
                                      Iridium does not intend to publish updates or revisions of the forward looking statements, including the projected
                                      financial information, included in this Annex or the
                                      prospectus to reflect events or circumstances after the date hereof or to reflect subsequent market analysis.
DEVELOPMENT STAGE COMPANY; NO         Documents incorporated by reference in this prospectus
MEANINGFUL REVENUES OR HISTORY OF     contain information, including forward-looking information,
OPERATIONS; FUTURE REVENUES MAY       as of various dates. You are cautioned that these statements
NOT COVER EXPENSES                    have not been revised to reflect subsequent events or
                                      circumstances after the date on which they were made.
  Iridium is a start up company       Iridium is in the final stages of developing and
  with substantial debt and no        constructing the Iridium System. However, Iridium must
  operating history or meaningful     successfully complete a number of complex tasks -- including
  revenues.                           critical tasks and extensive testing of the Iridium
                                      System -- prior to commencing commercial operations.
                                      Iridium has no operating history on which investors can
                                      evaluate its performance and has no meaningful revenues. In addition, the services Iridium expects to offer are new and there is no current service that provides a direct
                                      comparison. Further, Iridium has accumulated significant
                                      losses in the development and construction of the Iridium
                                      System and expects to continue to accumulate significant
                                      losses until sometime after commercial operations commence.
                                      Iridium has incurred significant indebtedness to fund the
                                      development and construction of the Iridium System. Until
                                      Iridium has sufficient revenues from operations, it will
                                      rely on additional indebtedness to pay its expenses and to make payments on its indebtedness. We cannot give you any
                                      assurance about:
                                      - When Iridium will commence commercial operations.

                                      - Whether or when Iridium will have sufficient revenues to cover payments on its expenses, including its outstanding
                                        indebtedness.
                                      - Whether Iridium will ever be profitable.
TECHNOLOGY IMPLEMENTATION RISKS         Motorola, Inc. ("Motorola") is the principal investor in
                                        Iridium LLC and the main contractor for the Iridium System.
  Integrating the Iridium System's      For the Iridium System to operate properly, Motorola and its
  various technologies, including       subcontractors must make a number of sophisticated and
  software and communications           diverse technologies work together -- this is a complex task
  hardware, is a complex task and       that no one has attempted before. This task is further
  future testing could reveal           complicated by the following facts:
  serious problems.                   - most of the Iridium System's hardware is in space; and
                                      - system-wide testing and operations simulations cannot be fully conducted until all the Iridium System's components
                                        are in place.
                                      Iridium believes that the development and implementation of the software for the Iridium System is one of the largest
                                      and most complex software creation and integration tasks
                                      ever undertaken in the telecommunications industry. The
                                      Iridium System software, including the software that
                                      controls the satellites and the on-the-ground business
                                      support systems necessary for customer billing, is currently being integrated and tested. This software will have to be reprogrammed if testing reveals errors. In addition, despite the extensive testing on the ground of the components of the
                                      Iridium System, the nature and complexity of the system is such that Iridium will not be able to confirm that the
                                      system will function as expected (handle the anticipated
                                      number of calls with acceptable service quality) until
                                      Iridium completes significant subscriber trials and
                                      operations simulations. Iridium will also use subscriber
                                      testing to determine if its on-the-ground infrastructure,
                                      such as its billing systems, are working properly. If
                                      Iridium discovers errors during the subscriber testing, its service commencement could be delayed or more limited than expected and its ability to generate revenue could be
                                      adversely affected.

POTENTIAL FOR DELAY                   We expect the Iridium System to be the first satellite-based personal communications system. However other companies are
  If Iridium delays its start of      attempting to develop satellite-based systems to compete
  commercial operations, its          with Iridium. Part of Iridium's competitive strategy depends
  ability to generate revenues and    on its commencing commercial operations well before any of
  its competitive position could      its competitors. If a significant delay in the date Iridium
  be harmed.                          commences commercial operations were to occur, there likely would be:
                                      - harm to the competitive advantage Iridium expects to
                                        achieve under its current strategy;
                                      - delay in Iridium's earning of revenue; and
                                      - a significant effect on Iridium's ability to repay its
                                        indebtedness.
                                      A significant delay in Iridium's commencement of commercial operations could occur if:
                                      - Iridium encounters difficulty in integrating the different components of the Iridium System;
                                      - Significant errors are discovered during Iridium System
                                        testing or operational simulations;
                                      - Customer trials reveal that significant improvements in
                                        service quality are needed before the Iridium System is
                                        ready for commercial use; or
                                      - A significant number of satellites fail to operate for any reason. (See "Risks Related to the Satellites", below.)

SIGNIFICANT ADDITIONAL FUNDING        Iridium anticipates that its total cash funding requirements
NEEDS                                 for the development, construction and commercial operation of the Iridium System will be approximately $ 5.6 billion (net
  Iridium needs to refinance its      of assumed revenues from commercial operations) through
  $1.0 billion senior secured         year-end 1999. Based on its estimated cash funding
  credit facility and borrow          requirements and its schedule for refinancing its existing
  additional money to operate         $1.0 billion senior secured bank facility, which currently
  through 1999.                       matures on December 31, 1998, Iridium estimates that it will need to refinance its existing $1.0 billion senior bank facility and to arrange approximately $ 700 million in additional funding in the near future. Iridium expects to refinance its $1.0
                                      billion senior secured credit facility and seek additional senior secured bank financing in order to meet its expected funding requirements. Iridium may not be able to find banks or any other lender that will be willing to lend to Iridium on terms it will accept. In addition, Iridium's estimated funding requirements do not reflect any contingency amounts and may increase, perhaps substantially, in the event of unexpected cost increases or schedule delays.
RISKS RELATING TO LOW DEMAND FOR      In an effort to ensure that sufficient quantities of
PAGERS AND PHONES; POTENTIAL NEED     hand-held phones and pagers are available for early
FOR SUBSIDIES                         distribution, Iridium has entered into standby equipment
                                      purchase commitments with Motorola and Kyocera, the
  Iridium has committed to            manufacturers of Iridium's phones and pagers. These standby
  purchase up to approximately        equipment purchase commitments require Iridium to purchase
  $400 million of phones and          an aggregate of up to approximately $400 million of phones
  pagers from the manufacturers if    and pagers from Kyocera and Motorola, but only if such
  the gateways do not buy them.       equipment is not purchased by and shipped to gateway
  Iridium may have to subsidize       operators or service providers prior to February 8, 1999.
  the price of phones and pagers
  to customers to stimulate demand    In addition, there is a risk that sufficient demand for
  for its services.                   Iridium services will not materialize in a timely manner
                                      unless Iridium, its gateway operators or service providers subsidize the cost of Iridium phones. Neither Iridium nor, to Iridium's knowledge, its gateway owners and service
                                      providers currently plan to provide any such subsidies. The costs associated with those subsidies, including Iridium's portion of those costs, could be significant. Iridium's
                                      current projected funding needs do not reflect any costs
                                      associated with its standby equipment purchase commitments or any subsidization.
POTENTIAL UNDERSUPPLY OF              The Iridium telephones and pagers are an essential part of
TELEPHONES AND PAGERS                 the Iridium System. Motorola and Kyocera Corporation are the
                                      companies manufacturing the telephones and pagers. Motorola
  Insufficient supply of Iridium      has started manufacture of the telephones and has delivered
  telephones and pagers could harm    telephones for use in customer trials. Kyocera's production
  Iridium. One manufacturer is        of telephones has been delayed because of software
  having production difficulties.     development issues. If Motorola and Kyocera are unable to
                                      manufacture enough telephones and pagers to meet demand,
                                      Iridium's commercial operations could be constrained and its generation of meaningful revenues could be adversely
                                      affected. In addition, if enough telephones and pagers are not available to supply those people who want to become
                                      Iridium customers, those people could develop a negative
                                      impression of Iridium and decide not to become Iridium
                                      customers.
RISK OF HIGHLY LEVERAGED CAPITAL      Iridium is a highly leveraged company. Iridium expects to
STRUCTURE                             incur substantial additional indebtedness, including
                                      indebtedness that is secured by its assets. Iridium
                                      currently is not generating any meaningful

  Iridium has already borrowed        revenues to fund its operations or repay its indebtedness.
  $          billion and needs to     The amount of debt needed to finance the Iridium System
  borrow a substantial amount of      could be increased by one or more factors outside Iridium's additional funds prior to the time  control, including:
  it expects to achieve positive      - cost increases for the construction or operation of the
  cash flow. Iridium is not             Iridium System;
  currently generating any            - a delay in the commencement of commercial operations; and
  meaningful revenues to fund its     - increases in applicable interest rates.
  operations or repay its
  indebtedness.                       Iridium's current and future debt service requirements could have important consequences on its business and to you,
                                      including:
                                      - limiting Iridium's ability to obtain additional financing as needed in the future;
                                      - reducing the amount of funds available for operations
                                        because a substantial portion of Iridium's cash flow from
                                        operations will be dedicated to the payment of principal
                                        and interest on its indebtedness; and
                                      - increasing Iridium's sensitivity to adverse economic
                                        conditions.
                                      In addition, Iridium's management is not able to make
                                      decisions freely about certain business matters because
                                      Iridium's ability to take certain actions is limited by
                                      covenants contained in its debt instruments. Among other
                                      things, these covenants limit or prohibit Iridium and its
                                      subsidiaries from:
                                      - incurring additional indebtedness;
                                      - creating liens on their assets;
                                      - making certain loans, investments or guarantees;
                                      - issuing preferred stock;
                                      - making certain asset or stock dispositions; and
                                      - entering into certain transactions with affiliates and
                                        related persons.
FACTORS AFFECTING CUSTOMER            Iridium's ability to generate sufficient operating revenues
ACCEPTANCE AND THE CONSEQUENCES OF    will depend upon customer satisfaction with Iridium's
SATELLITE SERVICE LIMITATIONS ON      services. Iridium believes that customer satisfaction will
CUSTOMER SATISFACTION                 depend on a variety of factors, including:
                                      - price;
  The use of satellites in the        - the technical capabilities of Iridium's equipment;
  Iridium System expands coverage     - the services Iridium offers, including voice quality, call
  but creates certain service           completion rates and dropped call rates; and
  limitations that customers may      - the extent, availability and price of alternative
  not be willing to accept.             telecommunications services.
                                      Based upon current testing and simulations, satellite-based communications over the Iridium System will experience
                                      degradation in service quality in certain places and will be completely unavailable in some places. In particular:
                                      - Satellite-based services will be adversely affected in
                                        places where obstructions, such as trees, buildings and
                                        other natural and man-made obstacles, are positioned
                                        between a satellite and the user.
                                      - These adverse effects on service will increase as the
                                        obstacles become larger and more densely spaced.
                                      - In densely packed urban areas or inside buildings with
                                        steel construction and metal coated glass common in many
                                        urban high rise buildings (including, in particular, in
                                        most hotels and professional buildings), Iridium expects
                                        that only extremely limited satellite voice service, or no satellite voice service, will be available.
                                      - Use of a hand-held Iridium phone in a moving automobile
                                        will make
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                                        the effect of obstructions temporary but more pronounced
                                        because the structure of automobiles will tend to obstruct the satellite signal.
                                      - The actual limitations on satellite-based services will
                                        vary, sometimes significantly, as conditions change and as the satellites move across the sky.
                                      The Iridium satellite paging service also will experience
                                      degradation in certain places. Iridium expects that these
                                      limitations on satellite-based services will be more
                                      significant than current limitations on service experienced by customers of land-based wireless ("cellular") systems and traditional paging systems.
                                      For Iridium to succeed, its customers must accept:
                                      - the service limitations described above;
                                      - higher prices for Iridium's satellite services than the
                                        current prices for cellular and paging services; and
                                      - heavier hand-held phones and larger pagers than those
                                        currently used for most commercial service.
                                      Iridium's customers may not accept these limitations.  These limitations could result in significantly lower sales or
                                      lower usage of Iridium's services than we anticipate.
                                      The Iridium System has not been designed to provide
                                      high-speed data and facsimile transmission capability. As a result, Iridium expects that the appeal of its facsimile and data services will be limited.
                                      Also, the Iridium System will lack the operational capacity to provide service to large numbers of customers in
                                      concentrated areas.
RISKS RELATED TO THE SATELLITES       A significant portion of Iridium's tangible assets are low earth orbit satellites and the related ground control
  The risk of satellite loss or       facilities. Maintaining this equipment is a complex and
  damage is significant, and the      costly undertaking which has not been attempted previously
  effect of satellite losses or       on a commercial basis. In particular, the risk of satellite
  damage could be substantial.        loss is significant.
                                      The loss or failure of one or more satellites, including
                                      temporary losses, that for whatever reason are not promptly corrected or replaced, could cause:
                                      - gaps in service availability;
                                      - significantly degraded service quality;
                                      - increased costs; and
                                      - losses of revenue for the period that service is
                                        compromised.
                                      Accordingly, the loss or failure of any satellite or
                                      satellites could materially and adversely affect Iridium.
                                      A satellite can be lost or fail for a variety of reasons,
                                      including:
                                      - colliding with something, including space debris, another man-made object or space phenomena such as comets or
                                        meteors;
                                      - mechanical anomalies or malfunctions;
                                      - failure of the rocket, by explosion or otherwise, that was to place the satellite in orbit.
                                      Space debris and other in-space risks.  Iridium's satellites operate in low earth orbit and, as a result, face a higher risk of damage from space debris than satellites that
                                      operate farther away from the earth. Because objects in low earth orbit are moving at different speeds, the Iridium
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                                      satellites can be more readily hit by space debris -- which can include sand, pebbles, dust and rocks shed by comets, as well as the remains of man-made objects floating in space.
                                      Even a very small piece of space debris can do great damage to a satellite.
                                      One potential area of risk includes meteor showers and
                                      storms. In November 1998 and November 1999, the Leonid
                                      meteor storm is expected to dramatically increase the amount of space debris in earth's orbit and could pose a risk to
                                      Iridium's satellites. Although smaller meteor showers occur annually, the Leonid meteor storm reoccurs every 33 years.
                                      The last storm occurred in 1966, when the space program was just beginning and few, if any, satellites were in the sky.
                                      Therefore, there is no relevant experience we can use to
                                      base an assessment of the damage, if any, that the storm
                                      might cause to low earth orbit satellites, but such damage could be significant.
                                      Mechanical Anomalies and Malfunctions.  During the
                                      deployment of the Iridium System, Iridium experienced
                                      anomalies in several of its satellites. Those anomalies,
                                      which in some cases included control problems and the
                                      satellite's failure to function as expected, caused those
                                      satellites to be excluded from Iridium's constellation. You should note that:
                                      - anomalies such as occurred with respect to those
                                      satellites, or other anomalies with comparable effects,
                                        could occur in the future;
                                      - such anomalies could have a significant adverse effect on
                                      Iridium; and
                                      - from time to time certain events could occur that may
                                      cause Iridium or Motorola to conclude that one or more
                                        malfunctioning satellites should not be included in the
                                        Iridium System, and the unavailability of such satellite
                                        could have an adverse effect on the operation of the
                                        Iridium System.
                                      Launch-related risks.  In order to maintain the Iridium
                                      System, additional satellites are expected to be launched
                                      from time to time. Satellites are launched on launch
                                      vehicles, or rockets. Launches of satellites can fail
                                      because:
                                      - The rocket crashes, aborts or explodes (which recently
                                      happened to one of Iridium's competitors); and
                                      - Satellites are damaged as they are loaded into the rocket, during the launch, or as they leave the rocket.
                                      In addition, launches can be delayed because of poor weather conditions or because of unrelated launch failures.
                                      Iridium's additional satellites may not be successfully
                                      deployed or a launch failure may occur and materially and
                                      adversely affect Iridium. The risk of a material and adverse effect from an Iridium launch failure is made more
                                      significant by the fact that each launch vehicle will
                                      contain multiple satellites.
                                      Life Expectancy of the Satellites.  Iridium's business plan currently assumes that each of the satellites will have a
                                      useful life of five years from its launch date. Iridium's
                                      satellites may not, however, remain in operation for the
                                      full five years that Iridium expects. If the satellites do not remain in operations for the full five years, Iridium's operations, including its ability to provide service and
                                      generate revenues, could be materially harmed and its costs of operating will likely increase.
                                      Iridium has entered into an Operations and Maintenance
                                      Contract with
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                                      Motorola which provides for the operation and maintenance of
                                      Iridium's space assets for its first five years of
                                      operation. Iridium has the option to extend the Operations and Maintenance Contract for an additional two years. Under the Operations and Maintenance Contract, Iridium will bear the risk of damage to satellites by the acts of third
                                      parties, including the degradation or complete loss of any satellite due to contact with space debris.
RISKS ASSOCIATED WITH LICENSING       The Iridium System's operation is subject to United States and international regulation. This regulation is pervasive
  Iridium cannot yet offer            and largely outside Iridium's control. Iridium, Motorola and
  commercial service in every         the various gateway owners have made substantial progress in
  country.                            receiving the authorizations necessary to operate the
                                      Iridium System, but a significant number of regulatory
                                      authorizations have not yet been obtained, including:
                                      - in two countries, Saudi Arabia and India, in which a gateway will be located, an authorization to operate the gateway,
                                        including necessary radio spectrum assignments for the links between the gateway and the Iridium satellites;
                                      - in certain countries in which Iridium expects its
                                        customers will want to use Iridium's services, the authority to offer Iridium's services and operate Iridium phones and pagers has not been received, and unless Iridium receives
                                        such authorizations, service in those countries will be
                                        limited or will not exist at all.
COMPETITION RISKS                     The telecommunications industry is highly competitive in the
                                      United States and in other countries. The uncertainties and
  Iridium faces direct competition    risks created by this competition are intensified by the
  from a variety of operating and     continuous technological advances that characterize the
  planned satellite systems and       industry, regulatory developments which affect competition
  land-based services.                and alliances between industry participants. While no single wireless communications system serves the global personal
                                      communications market today, Iridium anticipates that more than one system or a collaboration of systems will serve
                                      this market in the future.
                                      Iridium believes that its most likely direct competition
                                      will come from the following planned low or mid-earth orbit satellite-based systems:
                                      - ICO Global Communications (Holdings) Limited (owned by an international consortium that includes
                                        government-sponsored interests);
                                      - Globalstar (backed by Loral/Qualcomm Partnership, L.P.);
                                      - Ellipso (backed by Mobile Communications Holdings, Inc.);
                                      and
                                      - Constellation (backed by Constellation Communications,
                                      Inc.).
                                      Iridium also expects to face competition from regional
                                      geostationary satellite-based systems, including Asia
                                      Pacific Mobile Telecommunications Satellite, Afro-Asian
                                      Satellite and PT Asia Cellular Satellite ("ACeS") and from the existing Inmarsat geostationary global satellite system.
                                      Other Competitors.  Iridium expects to offer cellular
                                      roaming service called IRIDIUM WORLD CELLULAR SERVICE across a variety of countries where different cellular standards
                                      have made roaming difficult in the past. However, certain
                                      services currently provide roaming services among a number of countries, including those that use incompatible cellular standards. For example, GlobalRoam and Cellcard provide
                                      roaming between some North American networks and some
                                      European and other networks. The availability of such
                                      international near-global roaming services is likely to
                                      increase. These services will compete directly with
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                                      Iridium World Cellular Services and with Iridium's
                                      satellite-based phone services. Two other proposed systems,
                                      ICO and Globalstar, and at least one regional geostationary satellite, ACeS, have indicated that they may also offer
                                      some form of dual-mode satellite/cellular service, which may include roaming capabilities (enabling roaming across
                                      different cellular standards) similar to those Iridium
                                      expects to offer.
                                      In addition, it is expected that GSM-based wireless service
                                      (a form of wireless used mostly in Europe) will continue to expand its reach (including further into North America),
                                      permitting broader roaming capability across incompatible
                                      cellular standards with a single phone. There is a risk that one or more regional mobile satellite services could enter into agreements to provide intersystem roaming which could be global or nearly global in scope.
                                      Iridium will also compete for travel customers with
                                      businesses that provide short-term rentals of wireless
                                      phones capable of operating in specific countries or
                                      regions. These businesses often have rental locations at
                                      airports, hotels and other locations and will also deliver phones.
COMPETITION FOR CUSTOMERS; PRICING    The Iridium System is not intended to provide communications services that compete with landline and land-based wireless
  The competitive environment may     services. Instead, the Iridium System is designed to
  prevent Iridium from charging a     complement such services. Iridium World Satellite Services
  premium for global mobility         will be priced significantly higher than most land-based
  which is central to its business    phone and paging services, and Iridium customers are not
  plan.                               expected to discontinue their use of land-based wireless
                                      services.
                                      Iridium's business plan assumes that Iridium will be able to charge a premium over the cost of a land-based call for its satellite services because such services provide global
                                      mobility. If the market will not support such a premium,
                                      Iridium may be unable to generate sufficient revenues from its satellite-based services. In addition, the Iridium
                                      System will not afford the same voice quality, signal
                                      strength and degree of building penetration in areas that
                                      are served by mature land-based wireless voice or paging
                                      systems. The extension of land-based telecommunications
                                      systems to areas that are currently not serviced by landline or land-based wireless phone or paging systems could reduce demand that might otherwise exist in such areas for Iridium
                                      World Services.

RELIANCE ON MOTOROLA, GATEWAY         Design and Operation of the Iridium System.  Iridium relies
OWNERS AND OTHER THIRD PARTIES.       extensively on third parties to perform functions critical to its operations. Iridium does not independently have and
  Iridium relies extensively on       does not intend to acquire, except by contracting with other
third parties to perform functions    parties, the ability to:
critical to its operations.           - design, develop or produce the components of the Iridium
                                      System;
                                      - launch additional or replacement satellites; or
                                      - operate and maintain the Iridium system.
                                      Currently, Iridium relies on Motorola to provide these
                                      critical functions under various contracts.
                                      Gateway Operators.  Iridium is dependent on the activities of its gateway operators for its success. Iridium has
                                      obtained commitments from its investors who are gateway
                                      operators that they will use their reasonable best efforts to perform certain critical functions including:
                                      - obtaining the necessary licenses, if any, from the
                                      jurisdictions in their gateway territories;
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                                      - constructing and operating their gateways;
                                      - connecting the Iridium System to public earth-based
                                      telephone systems; marketing Iridium Services;
                                      - selecting, or acting as, service providers; and
                                      - managing relationships with Iridium's customers either
                                      directly or through service providers.
                                      Distribution and Marketing of Iridium Services.  Iridium's
                                      success will depend upon the motivation and ability of its service providers to generate demand for Iridium Services, phones and pagers on a timely basis. Service providers will be responsible for the sales of Iridium Services and of
                                      Iridium subscriber equipment to the ultimate consumer. The service providers will be, or will be selected by, Iridium's gateway operators. Iridium's business plan assumes the
                                      service providers will make substantial sales of Iridium
                                      phones and pagers prior to the commencement of commercial
                                      service. However, demand for Iridium services may not be
                                      generated on a timely basis.
COMPETITION FOR SERVICE PROVIDERS     In addition to competing for customers for its service,
                                      Iridium also expects to compete with various other
  Iridium will face competition       communications services for local service providers. A
  from other services for local       failure to effectively compete with these services could
  service providers                   materially and adversely affect Iridium's ability to
                                      effectively market and distribute its services and
                                      equipment.
                                      Furthermore, ICO could have an advantage in obtaining
                                      spectrum allocations and local operating approvals in a
                                      number of countries because it is affiliated with Inmarsat, an international satellite organization, and investors in
                                      ICO and Inmarsat include many state-owned telecommunications companies and the regulatory authorities in their countries.
RISKS ASSOCIATED WITH PRINCIPAL       Iridium has three principal supply contracts:
SUPPLY CONTRACTS.                     - The Space System Contract with Motorola for the design,
                                      development, construction and delivery in orbit of the
  Iridium's major contracts           Iridium System's space segment;
  relating to the Iridium System      - The Operations and Maintenance Contract with Motorola
  are of limited duration, and        which runs for five years after completion of the final
  Motorola's liability under them     milestone under the Space System Contract (subject to a
  is significantly limited.           two-year extension) and covers the operation of the space
                                      segment of the Iridium System, including monitoring,
                                      upgrading and replacing the hardware and software
                                      necessary to maintain specified performance levels; and
                                      - The Terrestrial Network Development Contract with Motorola for the design and development of the gateway hardware and software.
                                      These contracts are of limited duration and Motorola's
                                      liability under them is significantly limited. The contracts provide that if Motorola has any liability to Iridium under the Space System Contract, the Operations and Maintenance
                                      Contract, the Terrestrial Network Development Contract or
                                      any other contract between Iridium and Motorola in
                                      connection with the Iridium System, that liability shall be limited to $100 million in the aggregate in virtually all
                                      circumstances. In addition, under the Space System Contract,
                                      Motorola is not required to refund amounts Iridium
                                      previously paid to it. Subject to certain exceptions,
                                      Iridium bears the risk, including additional costs, if any, resulting from excusable delays under the Space System
                                      Contract, as well as certain of
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                                      the risks of loss for satellites in orbit. The Operations
                                      and Maintenance Contracts and the Terrestrial Network
                                      Development Contract have similar provisions regarding
                                      excusable delays, waivers and limitations on liability.
RISKS ASSOCIATED WITH                 Iridium expects its telecommunications services to be
INTERNATIONAL OPERATIONS AND          available in almost every country. As a result, Iridium and
DEVELOPING MARKETS                    its gateway operators and service providers will be subject to risks related to each country's domestic and
  Certain risks related to each       international policies and risks related to economic
  country's domestic and              conditions in many regions of the world, such as:
  international policies and          - changes in domestic and foreign government regulations and
  economies could adversely affect      telecommunications standards;
  Iridium.                            - licensing requirements, tariffs or taxes and other trade barriers;
                                      - price, wage and exchange controls;
                                      - political, social and economic instability;
                                      - inflation; and
                                      - interest rate and currency fluctuations.
                                      Iridium, its gateway operators or service providers could be adversely affected on a country-specific, regional or
                                      system-wide basis by these factors.
LIMITED SATELLITE CAPACITY            Iridium's ability to provide minimum levels of availability of its satellite services depends upon system capacity.
  If Iridium experiences              Various factors, including customer usage patterns, will
  unexpected customer usage           have a significant effect on the Iridium System's capacity
  patterns or its available           for a particular geographic area and on a system-wide basis.
  spectrum is fully utilized, the     The most important factors include:
  ability of customers to place or    - customer usage patterns; and
  receive calls may be adversely      - the amount of spectrum (the frequencies at which Iridium
  affected.                           is allowed to operate the Iridium System).
                                      Iridium could experience unexpected customer usage patterns that could exceed the capacity of the Iridium System at one or more gateways -- similar to overloading certain circuits on a land-based system. If Iridium faces significant
                                      capacity issues, its ability to increase its available
                                      spectrum (which can be thought of as adding more "lines") is subject to significant regulatory hurdles. If adverse usage patterns occur or other significant elements are placed on the Iridium System, Iridium may not be able to acquire
                                      additional spectrum and customers may have difficulty in
                                      placing or receiving calls on the system, which would
                                      materially and adversely affect Iridium.
CONFLICTS OF INTEREST WITH            Motorola has and will have various conflicts of interest
MOTOROLA                              with Iridium. Motorola is:
                                      - the creator and developer of the concept of the Iridium
  Because of Motorola's varying       System;
  roles with respect to Iridium,      - responsible for the design, construction, operation and
  there are a number of               maintenance of the Iridium System;
  significant conflicts of interest   - a founding investor of Iridium;
  between Iridium and Motorola.       - a gateway owner;
                                      - Iridium LLC's largest Class 1 Membership Interest holder
                                      (and potentially the largest Class A Common Stock holder
                                        because Class 1 Membership Interests are exchangeable for
                                        Class A Common Stock);
                                      - a holder of warrants to acquire additional membership
                                      interests in Iridium LLC; and
                                      - the guarantor of some of Iridium's borrowings.
                                      Motorola's Influence on Iridium.  Motorola does not by
                                      itself control the
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                                      Iridium Board of Directors and it is not permitted to
                                      participate in Iridium's decisions or other actions
                                      concerning the Space System Contract, Operations and
                                      Maintenance Contract and the Terrestrial Network Development
                                      Contract. However, Motorola could in certain situations
                                      exercise significant influence over Iridium because:
                                      - Motorola currently has the right to appoint 5 of the 27
                                        members of the Iridium Board; and
                                      - Motorola could have control over Iridium similar to that of a creditor through its position as a guarantor of some of
                                        Iridium's borrowings and as a creditor under various
                                        material contracts.
                                      Motorola's Contractual Relations with Iridium.  Motorola and
                                      Iridium entered into the Space System Contract, the
                                      Operations and Maintenance Contract and the Terrestrial
                                      Network Development Contract after extensive negotiations.
                                      The predecessor of Iridium under those contracts, however, was a wholly owned subsidiary of Motorola at the time the
                                      Space System Contract and Operations and Maintenance
                                      Contract were negotiated and therefore these negotiations
                                      were not conducted on an arm's-length basis. Moreover,
                                      although these agreements provide for specific prices,
                                      Motorola's obligations and liabilities are subject to
                                      certain limitations which allocate various risks to Iridium and may have the effect of increasing the price paid by
                                      Iridium. Iridium's payment obligations under these
                                      agreements are expected to comprise most of Iridium's
                                      expenses.
CONFLICTS OF INTEREST WITH GATEWAY    The Iridium Board of Directors consists of representatives
OWNERS                                of certain of the world's leading telecommunications
                                      companies. Almost all of the members of the Iridium Board
  Iridium has certain conflicts of    have been appointed by investors in Iridium who also are
  interest with its gateway owners    gateway owners and service providers. Because Iridium will
  and service providers.              be a supplier to the gateways and the service providers, the interests of Iridium are expected to conflict in certain
                                      respects with the interests of the gateway owners and the
                                      service providers. For example, this conflict of interest
                                      will be relevant in setting the wholesale prices that
                                      Iridium will charge for satellite airtime and other Iridium
                                      Services.
YEAR 2000 CONSIDERATIONS              Many computer software application and operation programs
                                      written in the past may not properly recognize calendar
  There is a risk that Iridium        dates beginning in the Year 2000. If a program has that
  suppliers, gateway operators and    problem, it could cause the program, or the computer on
  service providers may have          which it is running, to shut down or to provide incorrect
  significant computer problems       information. Iridium does not expect a Year 2000 problem to
  beginning on January 1, 2000        materially affect its internal operations. A Year 2000
  which could adversely affect        problem could adversely affect Iridium's suppliers, gateway
  Iridium.                            operators, service providers and roaming partners. Iridium has started asking its suppliers, gateway operators, service providers and roaming partners about their progress in
                                      identifying and addressing Year 2000 problems that their
                                      computer systems may face. Although Iridium expects that
                                      substantially all of its suppliers, gateway operators,
                                      service providers and roaming partners will effectively
                                      address any Year 2000 problems, if they do not do so any
                                      Year 2000 problems they may have could have an adverse
                                      effect on Iridium's results of operations.
CONSEQUENCES OF IRIDIUM PHONE AND     Motorola's Iridium phone is larger and heavier than today's
PAGER CHARACTERISTICS ON CUSTOMER     pocket-sized cellular phones and has a significantly longer
ACCEPTANCE                            and thicker antenna. Iridium expects that the Kyocera phone will be relatively the same size and weight as the Motorola
  The large size of Iridium's         phone. Motorola's pager is slightly larger
  phones and pagers may adversely
  affect customer demand for
  Iridium services.

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                                      than today's standard alphanumeric belt-worn pagers. The
                                      large size of Iridium's phones and pagers may adversely
                                      affect customer demand for Iridium services.
PRICING RISKS                         Based on information received from Motorola, Iridium expects that Motorola's version of the multi-mode portable,
  The expected price of Iridium's     hand-held phones will have an initial retail price of
  phones and pagers, as well as       approximately $3,000. Motorola's version of the alphanumeric
  the usage fees Iridium expects      pager is expected to have an initial retail price of
  to charge, may adversely affect     approximately $500. Iridium expects the prices for phones
  customer demand for Iridium's       and pagers that are manufactured by Kyocera to be similar to
  services.                           Motorola's prices. These projected prices substantially
                                      exceed today's prices for cellular phones and pagers and may also exceed prices for subscriber equipment of competing
                                      satellite-based systems. Iridium currently expects that its wholesale usage fees for international Iridium World
                                      Satellite Services calls between two countries will result in suggested retail roaming prices that, in aggregate, are approximately 25% to 30% above the retail prices for
                                      land-based voice calling options that traveling customers
                                      could use for a similar call between the same two countries
                                      (e.g., international calling card and international cellular roaming rates). These usage fees may limit demand for
                                      Iridium services, particularly among individual purchasers.
                                      If such fees significantly limit demand, Iridium's ability to generate sufficient operating revenues could be adversely affected. Neither Motorola nor Kyocera has made a commitment to sell phones and pagers at these estimated prices.
  Iridium does not control its        Under Iridium's pricing strategy it will set wholesale
  retail prices and if they are       prices for Iridium World Services and service providers will
  set too high demand for             control the price to the customer. Service providers may
  Iridium's services may be           price Iridium World Services at a level that is too high,
  adversely affected. Prices in       thereby reducing total demand without an offsetting increase
  the telecommunications industry     in per minute revenue to Iridium. Moreover, Iridium and its
  have been dropping, which may       service providers may be forced to lower retail prices in
  adversely affect Iridium's          response to competition. In addition, pricing for
  ability to generate revenues.       telecommunication services, including long distance rates, has trended downward in recent years. This downward trend
                                      may make it difficult for Iridium to hold or raise its
                                      wholesale prices.

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
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DEPENDENCE ON KEY MANAGEMENT AND      Iridium's success will be dependent upon the efforts of its
QUALIFIED PERSONNEL                   management team and its ability to attract and retain
                                      qualified management and personnel in the future. Iridium
  Iridium relies on key employees     has no employment contract with any employee and is subject
  with whom it does not have          to the possibility of loss of one or more key employees at
  employment agreements.              any time. Iridium must also rely upon several employees of
                                      Motorola who play a key role in the performance of
                                      Motorola's obligations under the Space System Contract, the
                                      Operations and Maintenance Contract and the Terrestrial
                                      Network Development Contract. Iridium has no control over
                                      the relationship between Motorola and its employees. Iridium could be materially and adversely affected by the loss of
                                      one or more of these key employees. In addition, Iridium's success will be dependent in part upon gateway operators
                                      having qualified personnel at the various gateways to:
                                      - oversee the construction and operation of the gateway; and
                                      - execute significant aspects of Iridium's licensing,
                                        marketing and distribution efforts.
RISKS ASSOCIATED WITH GROWTH          If significant and rapid growth in demand for Iridium World
                                      Services is achieved it would require Iridium and its gateways
  The Iridium System cannot           to make additions to personnel and management information
  currently grow above certain        systems to manage that growth while continuing to meet
  limits.                             customer service expectations. In addition, because
                                      Iridium's assigned spectrum (frequency band) and satellite infrastructure characteristics set inherent capacity
                                      limitations, growth above certain levels would not be
                                      possible with the current Iridium System.
                                      RISKS OF THE SUBORDINATED NOTES
RANKING OF THE SUBORDINATED NOTES     The Subordinated Notes and any Subsidiary Guarantees will be subordinated obligations of the Note Issuers and any
  If Iridium becomes insolvent or     Guarantor Subsidiaries. As a result, the payment of
  if certain defaults occur,          principal, any premium and interest on the Subordinated
  holders of the Subordinated         Notes is subordinated in right of payment to the prior
  Notes will be paid after holders    payment in full of all of our Senior Debt, as defined. We
  of Iridium's senior debt and may    currently have outstanding $       in aggregate principal
  receive less than certain other     amount of Senior Debt.
  creditors.                          In certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of our Senior Debt will be entitled to receive payment in
                                      full of all amounts that are due or will become due on the
                                      Senior Debt before you will be entitled to receive any
                                      amounts on the Subordinated Notes. In addition, we are not permitted to make payments of principal, any premium or
                                      interest on the Subordinated Notes if we default on our
                                      obligation to make payments on Senior Debt and do not cure that default, or if an event of default that permits the
                                      holders of Senior Debt to accelerate the maturity of the

                                      Senior Debt occurs.
                                      These subordination provisions mean that if we are insolvent or if certain defaults occur, a holder of our Senior Debt
                                      may ultimately receive out of our assets more than a holder of the same amount of our Subordinated Notes; and a creditor of ours that is owed a specific amount, but who owns neither our Senior Debt nor the Subordinated Notes, may ultimately receive more than a holder of the same amount of
                                      Subordinated Notes.
                                      In addition, the Subordinated Notes are not secured by any of our assets. Accordingly, the Subordinated Notes will be effectively subordinated to any secured obligation of
                                      Iridium, whether or not the obligation constitutes Senior
                                      Debt, to the extent of the value of the assets securing
                                      those obligations. Because the Subordinated Notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the
                                      holders of the Subordinated Notes could be satisfied or, if any such assets remain, such assets might be insufficient to satisfy such claims fully.
RESTRICTIVE LOAN COVENANTS UNDER      Iridium's guaranteed bank facility, the secured bank
OTHER INDEBTEDNESS                    facility and the indentures relating to senior notes include certain covenants that, among other things, restrict the
  Iridium is subject to certain       ability of Iridium and its subsidiaries to:
restrictive covenants on its          - dispose of assets;
operations. If these covenants are    - incur additional indebtedness;
breached, payment of Iridium's        - incur guarantee obligations;
bank facilities, senior notes and     - prepay other indebtedness or amend other debt instruments;
other debt may be accelerated.        - pay dividends;
                                      - create liens on assets;
                                      - make investments, loans or advances;
                                      - make acquisitions;
                                      - engage in mergers or consolidations;
                                      - change the business conducted by Iridium; or
                                      - engage in certain transactions with affiliates and
                                        otherwise will restrict certain corporate activities.
                                      In addition, the secured bank facility contains a total debt capitalization covenant and a covenant to maintain committed or available funding sources through the term of the secured bank facility to meet Iridium's budgeted project costs. If
                                      Iridium does not meet these requirements, the holders of the indebtedness under the guaranteed bank facility and secured bank facility, or the holders of the senior notes, will be entitled to declare that indebtedness immediately due and
                                      payable.
FRAUDULENT TRANSFER CONSIDERATIONS    Under applicable provisions of the United States Bankruptcy
                                      Code or comparable provisions of state fraudulent transfer
  If a court determines that the      or conveyance law, if a court determines that a Note Issuer
  Subordinated Notes or Subsidiary    (or a Guarantor Subsidiary, if any), at the time it issued
  Guarantees were issued in           (or guaranteed) the Subordinated Notes:
  certain specific circumstances,     - incurred or guaranteed the debt with the intent to hinder,
  then the court could void or          delay or defraud creditors, or
  further subordinate the             - received less than reasonably equivalent value or fair
  Subordinated Notes.                   consideration and either was insolvent, would become
                                        insolvent because of the transaction, had unreasonably
                                        small assets for its business, or intended to incur or
                                        knew it was incurring debt beyond its ability to pay them, then, the court could:
                                      - void, in whole or in part, the Subordinated Notes (or the applicable

                                        Subsidiary Guarantee), or
                                      - subordinate the Subordinated Notes (or the applicable
                                        Subsidiary Guarantee) to existing and future indebtedness of that Note Issuer (or Guarantor Subsidiary).
ABSENCE OF A PUBLIC MARKET            Moreover, unless stated in a prospectus supplement, we do
                                      not intend to apply for listing of the Subordinated Notes on
  We do not expect there to be any    any securities exchange or for quotation through the NASDAQ.
  market for a series of Debt         Therefore, there is a risk that no market for the
  Securities at the time that the     Subordinated Notes may develop. If an active public market
  series is issued. If a market       does not develop, you may have difficulty selling the
  does not develop, you may have      Subordinated Notes at all or at a price you deem sufficient.
  difficulty reselling any Debt       If a trading market develops for the Subordinated Notes, the
  Security.                           future trading price thereof will depend on many factors
                                      including:
                                      - Iridium's results of operations;
                                      - prevailing interest rates;
                                      - the market for securities with similar terms; and
                                      - the market for securities of other companies in similar
                                        businesses.

                                      RISKS OF THE CLASS A COMMON STOCK

DIVIDEND POLICY                       Because IWCL's sole asset is its Class 1 Membership
                                      Interests in Iridium LLC, it would receive revenue only if
  IWCL is unlikely to pay any         Iridium LLC paid dividends or distributions on its
  dividends on the Class A Common     Membership Interests. However, Iridium LLC:
  Stock for the foreseeable           - has never made distributions on its Class 1 Membership
  future.                               Interests;
                                      - does not anticipate paying any dividends or distributions until Iridium has demonstrated a positive operating cash
                                        flow for a significant period of time;
                                      - is effectively restricted under certain of Iridium's debt covenants from receiving any dividends from Iridium that it could distribute to holders of its Class 1 Membership
                                        Interests. Those covenants are likely to be in effect long after Iridium achieves a positive operating cash flow.
                                      You should note that:
                                      - IWCL has never declared or paid any dividends on its Class
                                        A Common Stock or non-voting Class B Common Stock.
                                      - IWCL will be unable to pay or declare any dividends on its capital stock until it receives distributions on its Class 1
                                        Membership Interests from Iridium LLC, which is unlikely
                                        until long after Iridium achieves a positive operating
                                        cash flow.
THE PRICE OF CLASS A COMMON STOCK     Sales of substantial amounts of Class A Common stock in the
MAY DECLINE DUE TO SHARES ELIGIBLE    market, or the market's belief that substantial sales could
FOR FUTURE SALE                       occur, may cause the price of Class A Common Stock to
                                      decline for a variety of reasons, including that those sales
  Future sales of Class A Common      may:
  Stock could adversely affect the    - increase the supply of shares in the marketplace when
  market price of Class A Common        there is no offsetting increase in demand;
  Stock. There are many               - be perceived by the market as a signal that IWCL shares
  circumstances under which             were too highly priced; and
  substantial sales of Class A        - reduce ("dilute") the indirect equity interest in Iridium
  Common Stock could occur.             LLC represented by each share of Class A Common Stock.
                                      In addition to the adverse effect a price decline could have on holders of Class A Common Stock, that decline would
                                      likely impede the ability of IWCL to raise capital to fund the construction and operation of the


                                      Iridium System through the issuance of additional Class A
                                      Common Stock or other equity securities.
                                      IWCL has issued Class A Common Stock, warrants to purchase
                                      Class A Common Stock ("Warrants") and Class B Common Stock.
                                      With the proceeds received by IWCL from the issuance of each share of Class A Common Stock and Class B Common Stock, IWCL has purchased one Class 1 Membership Interest in Iridium
                                      LLC, and with the proceeds received by IWCL from the
                                      issuance of the Warrants, IWCL purchased a warrant from
                                      Iridium LLC that operates so that, when a Warrant is
                                      exercised, IWCL uses the proceeds received from the exercise to purchase one Class 1 Membership Interest in Iridium LLC for each share of Class A Common Stock issued upon exercise of the Warrant.
                                      At      , 1998, assuming all Warrants were exercised on that
                                      date, there would have been      shares of Class A Common
                                      Stock and
                                      shares of Class B Common Stock outstanding. IWCL is
                                      authorized to issue up to 50,000,000 shares of Class A
                                      Common Stock and 2,500,000 shares of Class B Common Stock.
                                      These authorized amounts could be increased under certain
                                      conditions.
                                      Shares Eligible for Future Sale Upon Direction of
                                      Iridium.  IWCL has agreed with Iridium LLC in a contract
                                      called the "Share Issuance Agreement" that, under certain
                                      conditions, Iridium LLC can direct IWCL to sell shares of
                                      Class A Common Stock (or other securities) and be required to use the proceeds to purchase Class 1 Membership Interests
                                      (or other securities) in Iridium LLC.
                                      Shares Eligible for Future Sale Upon Conversion of Class 1
                                      Membership Interests in Iridium.  IWCL has agreed with
                                      Iridium LLC in a contract called the "Interest Exchange
                                      Agreement" that, under certain conditions, it will exchange shares of Class A Common Stock for Class 1 Membership
                                      Interests in Iridium LLC at the rate of one share of Class A
                                      Common Stock for each Class 1 Membership Interest and will register those shares of Class A Common Stock for sale with the Securities and Exchange Commission. Holders of Class 1
                                      Membership Interests are not permitted to exchange their
                                      Interests for shares of Class A Common Stock prior to the
                                      day that is 90 days after the first fiscal quarter in which
                                      Iridium achieves positive earnings before interest, taxes, depreciation and amortization. In addition, no exchanges
                                      will be permitted unless they are approved by at least
                                      66 2/3% of the Iridium LLC Board. Based upon the number of
                                      Class 1 Membership Interests outstanding at      , 1998, a
                                      maximum of      shares of Class A Common Stock would be
                                      issuable upon such exchange. If all Class 1 Membership
                                      Interests which could be issuable in the future based upon warrants, options and convertible securities outstanding on
                                           , 1998 and other outstanding commitments to members of
                                      Iridium (excluding certain reserve commitments to purchase
                                      Class 1 Membership Interests by strategic investors in
                                      Iridium and potential warrants issuable to Motorola for
                                      guaranteeing indebtedness that has not yet been incurred)
                                      are considered, a maximum of      shares of Class A Common
                                      Stock would be issuable upon such exchange.
                                      Shares Eligible for Future Sale Upon Conversion of Class B
                                      Common Stock.  IWCL has authorized the issuance of up to
                                      2,500,000 shares of

                                      Class B Common Stock, and, at      , 1998, had issued
                                      shares of Class B Common Stock in connection with Iridium's
                                      NOMAD program for promoting the authorization and use of the
                                      Iridium System by governments. These shares of Class B
                                      Common Stock will be exchangeable for Class A Common Stock on a share for share basis after the satisfaction of certain conditions, but in no event earlier than one year after they have been fully paid for by their purchaser.

RISK THAT IWCL'S INTEREST IN          IWCL will use the proceeds from the issuance of each share
IRIDIUM LLC WILL BE DILUTED AND       of Class A Common Stock to purchase one Class 1 Membership
THAT THE CORRESPONDING INDIRECT       Interest in Iridium LLC (this one-to-one ratio is subject to
INTEREST INVESTORS IN CLASS A         anti-dilution adjustment in the event of a stock split or
COMMON STOCK HAVE IN IRIDIUM LLC      certain other transactions). Accordingly, the interest in
WILL BE DILUTED                       Iridium LLC that IWCL purchases with the proceeds of its
                                      offering of Class A Common Stock (and the corresponding
  A Class A Common Stock              indirect interest in Iridium LLC of investors in the Class A
  investor's indirect interest in     Common Stock) will be diluted whenever new Class 1
  Iridium LLC will be diluted by      Membership Interests are sold at a price that is below the
  any sales of new Iridium LLC        price paid by IWCL for the Class 1 Membership Interests.
  Class 1 Interests at a price        At      , 1998 there were outstanding:
  below the price paid by the         - warrants to purchase      Class 1 Membership Interests at
  investor. Iridium LLC has           $.00013 per Class 1 Membership Interest issued in connection
  substantial commitments to sell       with the issuance and sale of Iridium's 14  1/2% Senior
  new Class 1 Interests at prices       Subordinated Notes due 2006;
  that are substantially below the    -      Series A Class 2 Interests that convert into
  price of Class A Common Stock.      Class 1 Membership Interests without any additional cash
                                        investment; and
                                      - a currently exercisable warrant to purchase up to the
                                      number of Series M Convertible Class 2 Interests that would be convertible into 2.5% of the number of outstanding
                                        Class 1 Membership Interests on the date of exercise,
                                        calculated on a fully diluted basis, at the equivalent of
                                        $13.33 per underlying Class 1 Membership Interest.
                                      In addition to the warrants described above, under its
                                      credit support arrangements with Motorola, Iridium LLC has a continuing obligation to issue warrants to Motorola for so long as Motorola has guaranteed borrowings of Iridium LLC or any of its subsidiaries under certain credit facilities.
                                      Through      , under these arrangements, Motorola had earned
                                      warrants to purchase      Class 1 Membership Interests at a
                                      purchase price of $.00013 per Class 1 Membership Interest.
                                      It is likely that Motorola will earn substantial additional warrants in the future for providing credit support for the construction and operation of the Iridium System.
                                      The Iridium Board has also authorized the issuance of
                                      warrants to purchase up to 9,165,000 Class 1 Membership
                                      Interests at a purchase price of $.00013 per Class 1
                                      Membership Interest to gateway owners and to Motorola based on satisfaction of certain performance criteria relating to the construction and implementation of gateways and gateway services.
                                      Up to 18,206,550 Class 1 Membership Interests may be issued to existing investors in Iridium LLC at a purchase price of
                                      $13.33 per Class 1 Membership Interest pursuant to their
                                      various commitments to purchase additional Class 1
                                      Membership Interests under certain circumstances.

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VOLATILITY                            The market price of the Class A Common Stock has been
                                      volatile. The trading prices for the common stock of many
  The trading price of the Class A    development stage technology companies like IWCL and Iridium
  Common Stock has been volatile      have experienced extreme price and volume fluctuations,
  and may continue to be volatile     which have at times been unrelated to their operating
  in the future.                      performance. Factors that could have a significant effect on the price of the Class A Common Stock include:
                                      - announcements of fluctuations in Iridium's or its
                                      competitors' operating results;
                                      - variations in Iridium's prospects and operating results;
                                      - the announcement of delays in the commencement of
                                      commercial operations;
                                      - delays in obtaining service providers or regulatory
                                      approvals in particular countries;
                                      - satellite anomalies;
                                      - general conditions in the telecommunications industry;
                                      - market conditions for growth stocks or technology stocks in general.
RISKS ASSOCIATED WITH                 IWCL is a Bermuda company. IWCL's Bermuda legal counsel has
INCORPORATION UNDER BERMUDA LAW       advised it that uncertainty exists about whether Bermuda
                                      courts will:
  Bermuda law does not permit you     - enforce judgments obtained in other jurisdictions
  to sue IWCL for securities law      (including the United States) against IWCL or its officers
  claims, and you may not be able       or directors under the securities laws of those
  to enforce a U.S. court's             jurisdictions; or
  judgment against IWCL.              - entertain actions in Bermuda against IWCL or its officers or directors under the securities laws of other
                                        jurisdictions.
                                      There is no treaty in effect between the United States and
                                      Bermuda providing for enforcement of U.S. judgments. In
                                      addition, there are grounds upon which Bermuda courts may
                                      refuse to enforce judgments of United States courts, and
                                      certain remedies available under the United States federal securities laws would not be allowed in Bermuda courts as
                                      contrary to Bermuda's public policy.
RISK OF LOSS OF MANAGEMENT RIGHTS     Under Iridium LLC's Limited Liability Company Agreement,
UPON CHANGE IN CONTROL                IWCL has certain special rights including:
                                      - the right to designate two members of the Iridium LLC
  IWCL could lose its special         Board, one of whom will act as a Vice Chairman of Iridium
  management rights in Iridium if       LLC, and
  there is change in control of       - the right to approve certain significant transactions
  IWCL.                               involving Iridium LLC.
                                      Iridium LLC will have the right to terminate these special rights following an IWCL change in control, which includes circumstances in which:
                                      - an entity other than Iridium LLC becomes the beneficial
                                      owner of more than 30% of IWCL's outstanding common stock;
                                        or
                                      - there is a change in a majority of the members of IWCL's
                                      Board of Directors over a two year period that was not
                                        approved by a vote of 66 2/3% of the members of the IWCL
                                        Board then still in office who were directors at the
                                        beginning of the two year period or whose election or
                                        nomination for election was previously so approved.
                                      As a result of these provisions, holders of Class A Common
                                      Stock may effectively be precluded from replacing a majority of the IWCL Board, which initially consisted of directors
                                      selected by Iridium.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses payable by the Registrants in connection with the offering of the securities registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee:

SEC registration fee........................................  $7,375
Nasdaq National Market and other listing fees...............    *
Printing costs..............................................    *
Legal fees and expenses.....................................    *
Trustee's and transfer agent's fees.........................    *
Blue Sky fees and expenses (including legal fees)...........    *
Accounting fees and expenses................................    *
Rating Agency fees..........................................    *
Miscellaneous fees and expenses.............................    *
                                                              ------
Total.......................................................  $ *
                                                              ======

---------------

* To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Iridium World Communications Ltd. ("IWCL") is a Bermuda Corporation. Bermuda law permits a company to indemnify its directors and officers, except for any act of willful negligence, willful default, fraud or dishonesty. IWCL has provided in its Bye-Laws that its directors and officers will be indemnified and held harmless against any expenses, judgments, fines, settlements and other amounts incurred by reason of any act or omission in the discharge of their duty, other than in the case of fraud or dishonesty. Bermuda law and the Bye-Laws of IWCL also permit the purchase of insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnify them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust. Iridium LLC ("Iridium") and Iridium Operating LLC ("Operating") have entered into indemnification arrangements with IWCL for the benefit of IWCL's officers and directors. To the extent permitted by law, these indemnification arrangements may require Iridium and Operating, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors of IWCL (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be so indemnified.

     Pursuant to the respective LLC Agreements, each of the Iridium, Operating, Iridium Roaming LLC and Iridium IP LLC (collectively, the "LLC Registrants") has agreed to indemnify any person against all expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action brought by such LLC Registrant), in which such person is made a party by reason of his being or having been an officer or director of such other Registrant or is or was serving or having served at such other Registrant's request as a manager, director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of such person and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Iridium Capital Corporation ("Capital") and Iridium Facilities Corporation ("Facilities") are Delaware corporations. Under Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, a Delaware corporation may indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Delaware corporation. The DGCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificates of Incorporation and by-laws of each of Capital and Facilities provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     A directors' and officers' liability insurance policy is maintained for the benefit of the directors and officers of each Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit index which immediately precedes such exhibits and is incorporated herein by reference.

     (b) Financial Statement Schedules:

     All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     (a) Each of the undersigned Registrants hereby undertakes:

          (1) To file, during any period in which offers or sales of its securities are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned Registrants hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by such Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under section
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on October 8, 1998.

                                          IRIDIUM WORLD COMMUNICATIONS LTD.

                                          By:     /s/ EDWARD F. STAIANO
                                            ------------------------------------
                                                     Edward F. Staiano
                                            Chairman and Chief Executive Officer

                                          IRIDIUM LLC

                                          By:     /s/ ROBERT W. KINZIE
                                            ------------------------------------
                                                      Robert W. Kinzie
                                                          Chairman

                                          IRIDIUM OPERATING LLC

                                          By:     /s/ ROBERT W. KINZIE
                                            ------------------------------------
                                                      Robert W. Kinzie
                                                          Chairman

                                          IRIDIUM CAPITAL CORPORATION

                                          By:     /s/ EDWARD F. STAIANO
                                            ------------------------------------
                                                     Edward F. Staiano
                                                          Chairman

                                          IRIDIUM FACILITIES CORPORATION

                                          By:     /s/ EDWARD F. STAIANO
                                            ------------------------------------
                                                     Edward F. Staiano
                                                          Chairman

                                          IRIDIUM ROAMING LLC

                                          By:     /s/ EDWARD F. STAIANO
                                            ------------------------------------
                                                     Edward F. Staiano
                                               acting chief executive officer

                                          IRIDIUM IP LLC

                                          By:     /s/ EDWARD F. STAIANO
                                            ------------------------------------
                                                     Edward F. Staiano
                                               acting chief executive officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Edward F. Staiano, Robert
W. Kinzie and F. Thomas Tuttle, acting individually, as his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign the registration statement on Form S-3 of Iridium LLC, Iridium World Communications Ltd. ("IWCL"), Iridium Operating LLC ("Operating"), Iridium Capital Corporation ("Capital"), Iridium Facilities Corporation ("Facilities"), Iridium Roaming LLC ("Roaming") and Iridium IP LLC ("IP"), and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective and post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      NAME                                      TITLE                       DATE
                      ----                                      -----                       ----

              /s/ ROBERT W. KINZIE                Director of IWCL, Capital and        October 8, 1998
------------------------------------------------  Facilities and Chairman of Iridium
                Robert W. Kinzie                  LLC and Operating

             /s/ EDWARD F. STAIANO                Chairman and Chief Executive         October 8, 1998
------------------------------------------------  Officer of IWCL, Capital and
               Edward F. Staiano                  Facilities, Vice Chairman and
                                                  Chief Executive Officer of Iridium
                                                  LLC and Operating, and acting
                                                  chief executive officer of IP and
                                                  Roaming

                 /s/ ROY GRANT                    Vice President and Chief Financial   October 8, 1998
------------------------------------------------  Officer of Iridium LLC, IWCL and
                   Roy Grant                      Operating, Chief Financial Officer
                                                  of Capital and Facilities, and
                                                  acting chief financial officer of
                                                  IP and Roaming

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
                Aburizal Bakrie

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
               Hasan M. Binladin

            /s/ GORDON J. COMERFORD               Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
              Gordon J. Comerford

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
            Atilano de Oms Sobrinho

             /s/ ROBERT A. FERCHAT                Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
               Robert A. Ferchat

                                                  Deputy Chairman and Director of     October   , 1998
------------------------------------------------  IWCL and Director of Iridium LLC
                 Alberto Finol                    and Operating

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
                  Edward Gams

                      NAME                                      TITLE                       DATE
                      ----                                      -----                       ----
                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
                 Durrell Hillis

               /s/ KAZUO INAMORI                  Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
                 Kazuo Inamori

                 /s/ S. H. KHAN                   Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
                   S. H. Khan

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
               Anatoly I. Kiselev

             /s/ RICHARD L. LESHER                Director of IWCL, Iridium LLC and    October 8, 1998
------------------------------------------------  Operating
               Richard L. Lesher

              /s/ JOHN F. MITCHELL                Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
                John F. Mitchell

                /s/ JUNG L. MOK                   Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
                  Jung L. Mok

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
               Giuseppe Morganti

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
               J. Michael Norris

               /s/ YUSAI OKUYAMA                  Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
                 Yusai Okuyama

                                                  Director of Iridium LLC and           October , 1998
------------------------------------------------  Operating
               John A. Richardson

             /s/ THEODORE H. SCHELL               Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
               Theodore H. Schell

            /s/ WILLIAM A. SCHREYER               Director of IWCL, Iridium LLC and    October 8, 1998
------------------------------------------------  Operating
              William A. Schreyer

             /s/ SRIBHUMI SUKHANETR               Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
               Sribhumi Sukhanetr

                /s/ TAO-TSUN SUN                  Director of Iridium LLC and          October 8, 1998
------------------------------------------------  Operating
                  Tao-Tsun Sun

              /s/ YOSHIHARU YASUDA                Director of IWCL, Iridium LLC and    October 8, 1998
------------------------------------------------  Operating
                Yoshiharu Yasuda

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
                  Wang Mei Yue

                                                  Director of Iridium LLC and         October   , 1998
------------------------------------------------  Operating
                  Peter Zaboji

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBITS
-------                    -----------------------
1.1      Form of Class A Common Stock Underwriting Agreement.**
1.2      Form of Subordinated Notes Underwriting Agreement.**
4.1      Form of Class A Common Stock Certificate: Incorporated by
         reference to Exhibit 4.1 of the Form S-1 on Form S-1 of IWCL and Iridium LLC (Registration Nos. 333-23419 and -01).
4.2      Form of Indenture.**
4.3      Form of Subordinated Note: Contained in Exhibit 4.2.**
5.1      Opinion of Conyers Dill & Pearman.**
5.2      Opinion of Sullivan & Cromwell.**
12       Statement re computation of ratios.**
23.1     Consent of KPMG Peat Marwick LLP.*
23.2     Consent of Conyers Dill & Pearman.**
23.3     Consent of Sullivan & Cromwell: Contained in Exhibit 5.2.**
24       Power of Attorney (included on pages II-5 and II-6).*
25       Statement of eligibility of trustee on Form T-1.**
[27]     [Financial data schedule.]
[99.1    Certain Factors Which May Affect Forward Looking Statements:
         Incorporated by reference to Exhibit 99 to the Report for
         the fiscal year ended December 31, 1997 on Form 10-K of
         Iridium World Communications Ltd. ("IWCL"), Iridium LLC and
         its subsidiaries.]
[99.2    Certain Factors Which May Affect Forward Looking Statements:
         Incorporated by reference to Exhibit 99.1 to the quarterly report for the quarter ended June 30, 1998 on Form 10-Q of
         IWCL, Iridium LLC and its subsidiaries.]

---------------
      * Filed herewith.
     ** To be filed by amendment.